Exhibit 4.V

SHARE EXCHANGE AGREEMENT

among

MADISON MINERALS INC.

and

BATTLE MOUNTAIN GOLD INC.

and

THE UNDERSIGNED SECURITYHOLDERS OF BATTLE MOUNTAIN GOLD INC.

Dated as of March 13, 2014

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made the 13th day of March, 2014.

AMONG:

MADISON MINERALS INC., a corporation existing under the
British Columbia Business Corporations Act

(“Madison”)

AND:

BATTLE MOUNTAIN GOLD INC., a corporation existing under
the British Columbia Business Corporations Act

(“BMG”)

AND:

THE UNDERSIGNED SECURITYHOLDERS OF BMG, whose names
and addresses are set out in the attached Schedule A

(individually, a “Vendor” and collectively, the “Vendors”)

WHEREAS:

A.	The Vendors are the registered and beneficial owners of all the outstanding securities of BMG as indicated on Schedule A;

B.	Madison’s common shares are listed and posted for trading on the TSX Venture Exchange;

C.	The Vendors wish to sell to Madison and Madison wishes to purchase from the Vendors the BMG Securities (as hereinafter defined) on the terms and conditions set out in this Agreement; and

D.	The completion of the transactions contemplated by this Agreement will constitute a “Reverse Take-Over” for the purposes of Policy 5.2 of the TSX Venture Exchange Corporate Finance Manual.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties covenant and agree as follows:

ARTICLE 1
DEFINITIONS, INTERPRETATION AND SCHEDULES

1.1	Definitions

In this Agreement, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings ascribed to them below:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)	“1940 Act” means the United States Investment Company Act of 1940, as amended;

(c)	“affiliate” shall have the meaning ascribed to such term under the BCBCA;

(d)	“Agreement” means this share exchange agreement, together with the schedules attached hereto, as amended, amended and restated or supplemented from time to time;

(e)	“BCBCA” means the British Columbia Business Corporations Act;

(f)	“BMG” shall have the meaning ascribed thereto on the first page of this Agreement;

(g)	“BMG Board” means the board of directors of BMG;

(h)	“BMG Common Shares” means the authorized common shares in the capital of BMG, as presently constituted;

(i)	“BMG Financial Statements” shall have the meaning ascribed thereto in Section 3.2(k) of this Agreement;

(j)	“BMG Securities” means:

(i)	the BMG Common Shares; and

(ii)	the BMG Warrants.

(k)	“BMG US” means Battle Mountain Gold (US) Inc.;

(l)	“BMG Warrants” means all of the issued and outstanding BMG Common Share purchase warrants, each BMG Warrant entitling the holder to acquire one BMG Common Share;

(m)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks located in the City of Vancouver, British Columbia are open for business;

(n)	“Closing” means the completion of the Share Exchange and completion of the other transactions contemplated under this Agreement;

(o)

“Closing Date” means, unless otherwise agreed in writing by Madison and BMG, the 5th Business Day following the receipt of final notice of acceptance of the transactions contemplated by this Agreement from the TSXV and approval of the listing of the Madison Common Shares to be issued to the Vendors on the TSXV;

(p)	“Closing Time” means 10:00 a.m. (Vancouver time) on the Closing Date or such other time on such date as Madison and BMG may agree as the time at which the Closing will take place;

(q)

“Completion Deadline” means the latest date by which the transactions contemplated by this Agreement are to be completed, which date shall be May 31, 2014 or such later date as Madison and BMG may mutually agree;

(r)

“Contract” means any note, mortgage, indenture, non-governmental permit or license, franchise, lease or other contract, agreement, commitment or arrangement binding upon BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be;

(s)

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Agreement, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Madison Common Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the Madison Common Shares;

(t)

“Encumbrance” means any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(u)

“Environmental Approvals” means all permits, certificates, licences, authorizations, consents, instructions, registrations, directions or approvals issued or required by any Governmental Entity pursuant to any Environmental Laws;

(v)

“Environmental Laws” means all applicable Laws, including applicable common law, relating to the protection of the environment and employee and public health and safety, and includes Environmental Approvals;

(w)	“Governmental Entity” means any applicable:

(i)

multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;

(ii)	subdivision, agent, commission, board or authority of any of the foregoing;

(iii)

quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or

(iv)	stock exchange, including the TSXV;

(x)	“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as amended from time to time;

(y)

“Information Circular” means the information circular, and any amendments thereof, of Madison in connection with the Share Exchange to be prepared in accordance with TSXV Form 3D1 - “Information Required in an Information Circular for a Reverse Takeover or Change of Business” and any other applicable Laws and submitted to the TSXV;

(z)

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity (or any other Person) having jurisdiction over the aforesaid Person or Persons or its or their business, undertaking, property or securities;

(aa)	“Lewis Property” means the mineral claims located in Lander County, Nevada known as the Lewis Property;

(bb)	“Madison” shall have the meaning ascribed thereto on the first page of this Agreement;

(cc)	“Madison Board” means the board of directors of Madison;

(dd)	“Madison Common Shares” means the common shares in the capital of Madison as presently constituted;

(ee)	“Madison Financial Statements” shall have the meaning ascribed thereto in Section 3.3(k) of this Agreement;

(ff)	“Madison Properties and Assets” has the meaning ascribed thereto in Section 3.3(o) of this Agreement;

(gg)	“Madison Public Documents” means the public documents filed by Madison since March 7, 1997 and available on SEDAR under Madison’ SEDAR profile;

(hh)	“Madison Replacement Securities” means:

(i)	the Madison Common Shares being issued to the Vendors pursuant to the Share Exchange; and

(ii)	the Madison Replacement Warrants;

(ii)

“Madison Replacement Warrants” means the Madison Common Share purchase warrants to be exchanged for the BMG Warrants, in substantially the same terms as the BMG Warrants, subject to any required regulatory approval;

(jj)	“Madison Resolution” means the ordinary resolution of the Madison Shareholders approving the transactions contemplated by this Agreement;

(kk)

“Madison Shareholder Approval” means the approval of the Madison Shareholders by way of a majority of votes cast at a meeting of the Madison Shareholders with respect to this Agreement, the Share Exchange and the transactions contemplated herein, including:

(i)	the change of the name of Madison as set out in Section 4.3(n) of this Agreement;

(ii)	the changes in directors of Madison as listed in Section 4.3(o) of this Agreement;

(iii)	the four to one consolidation of Madison Common Shares as set out in Section 4.3(f)(ii) of this Agreement;

(iv)	such other matters as may be appropriate under the circumstances;

(ll)	“Madison Shareholders” means, at any time, the holders of Madison Common Shares;

(mm)	“Madison Warrants” means share purchase warrants of Madison, each such Madison Warrant exercisable at $0.12 per Madison Common Share;

(nn)

“Material Adverse Change” means any one or more changes, effects, events, occurrences or states of facts that, either individually or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect on the applicable Party and its Subsidiaries on a consolidated basis;

(oo)

“Material Adverse Effect” means any change, effect, event, occurrence or state of facts that, individually or in the aggregate, with other such changes, effects, events, occurrences or states of facts, is or would reasonably be expected to be material and adverse to the business, properties, operations, results of operations or financial condition of the applicable Party and its Subsidiaries on a consolidated basis, except any change, effect, event, occurrence or state of facts resulting from or relating to:

(i)	the announcement of the execution of this Agreement or the transactions contemplated hereby or the performance of any obligation hereunder or communication by the applicable Party of its plans or intentions with respect to the other Party and/or any of its Subsidiaries;

(ii)	changes in the United States and Canadian economies in general or the United States and Canadian capital or currency markets in general;

(iii)	the threat, commencement, occurrence or continuation of any war, armed hostilities, acts of environmental groups, civil strife, or acts of terrorism;

(iv)	any change in applicable Laws or in the interpretation thereof by any Governmental Entity;

(v)	any change in IFRS;

(vi)	any natural disaster;

(vii)	any change in the price of uranium or gold;

(viii)	any change relating to foreign currency exchange rates; or

(ix)	changes affecting the mining industry generally,

provided that, in the case of any changes referred to in clauses (ii) to (ix) above, inclusive, such changes do not have a materially disproportionate effect on the applicable Party relative to comparable mineral exploration companies;

(pp)

“Material Contracts” means all Contracts or other obligations or rights (and all amendments, modifications and supplements thereto and all side letters to which BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, is a party affecting the obligations of any party thereunder) to which BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, is a party or by which any of their respective properties or assets are bound that are material to the business, properties or assets of BMG or Madison (or any Subsidiary of Madison), as the case may be, taken as a whole, including to the extent any of the following are material to the business, properties or assets of BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, taken as a whole, all:

(i)

employment, severance, personal services, consulting, non-competition or indemnification contracts (including any Contract to which BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, is a party involving employees);

(ii)	Contracts granting a right of first refusal or first negotiation;

(iii)	partnership or joint venture agreements;

(iv)

Contracts for the acquisition, sale or lease of material properties or assets of BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be (by purchase or sale of assets or stock or otherwise);

(v)	Contracts with any Governmental Entity;

(vi)

loan or credit agreements mortgages, indentures or other Contracts or instruments evidencing indebtedness for borrowed money by BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, or any such agreement pursuant to which indebtedness for borrowed money may be incurred;

(vii)

Contracts that purport to limit, curtail or restrict the ability of BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, to compete or acquire property (including, but not limited to, any real property or mineral tenures) in any geographic area or line of business;

(viii)	commitments and agreements to enter into any of the foregoing; and

(ix)	all Contracts that provide for annual payments to or from BMG (or any Subsidiary of BMG) or Madison (or any Subsidiary of Madison), as the case may be, in excess of $10,000 per annum;

(qq)	“Party” shall mean, as the context requires, either Madison, BMG or the Vendors and “Parties” shall mean all of them;

(rr)

“Person” means any individual, firm, partnership, joint venture, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

(ss)

“Phoenix Option Agreement” means the option agreement among BMG, BMG US and Nevada Royalty Corp. (formerly Great American Minerals Inc.), dated March 13, 2013, pursuant to which BMG US may earn a 40% interest in the Phoenix Joint Venture with Madison;

(tt)	“Registrar” means the registrar appointed under section 400 of the BCBCA;

(uu)	“Regulation D” means Regulation D adopted by the SEC under the 1933 Act;

(vv)	“Regulation S” means Regulation S adopted by the SEC under the 1933 Act;

(ww)	“SEC” means the United States Securities and Exchange Commission;

(xx)	“Securities Authorities” means the securities commissions and/or other securities regulatory authorities in the provinces and territories of Canada;

(yy)	“SEDAR” means the System for Electronic Document Analysis and Retrieval;

(zz)	“Share Exchange” means the share exchange between Madison and the Vendors pursuant to the terms and conditions set forth in this Agreement, subject to any amendment thereto in accordance herewith;

(aaa)	“Subsidiary” has that meaning as set out in section 2(2) of the BCBCA;

(bbb)	“Substantial U.S. Market Interest” means substantial U.S. market interest as that term is defined in Regulation S;

(ccc)

“Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan contributions, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

(ddd)	“Tax Act” means the Income Tax Act (Canada), as amended and the regulations thereunder, as amended;

(eee)

“Tax Returns” means all returns, schedules, elections, declarations, reports, information returns, notices, forms, statements and other documents made, prepared or filed with any taxing authority or required to be made, prepared or filed with any taxing authority relating to Taxes;

(fff)	“TSXV” means the TSX Venture Exchange;

(ggg)	“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

(hhh)	“Vendors” shall have the meaning ascribed thereto on the first page of this Agreement.

In addition, words and phrases used herein and defined in the BCBCA shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”,

“hereto”, “hereunder” and similar expressions refer to this Agreement and the schedules attached hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto or thereto.

1.3	Number and Gender

In this Agreement, unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder by any party hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

1.5	Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references in this Agreement to dollar amounts are expressed in Canadian currency.

1.7	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable Laws, the Parties waive any provision of Law that renders any provision of this Agreement or any part thereof invalid or unenforceable in any respect. The Parties will engage in good faith negotiations to replace any provision hereof or any part thereof that is declared invalid or unenforceable with a valid and enforceable provision or part thereof, the economic effect of which approximates as much as possible the invalid or unenforceable provision or part thereof that it replaces.

1.8	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under, and all determinations of an accounting nature required to be made hereunder shall be made in a manner consistent with IFRS.

1.9	Knowledge

Where the phrases “to the knowledge of Madison” or “to the knowledge of BMG” are used in respect of Madison or BMG, such phrase shall mean, in respect of each representation and warranty or other statement which is qualified by such phrase, that such representation and warranty or other statement is being made based upon:

(a)	in the case of Madison, the actual knowledge of the Chief Executive Officer and Chief Financial Officer of Madison after appropriate inquiries and investigations; and

(b)	in the case of BMG, the actual knowledge of the directors of BMG after appropriate inquiries and investigations.

1.10	Meaning of Certain Phrases

In this Agreement the phrase “in the ordinary and regular course of business” shall mean and refer to those activities that are normally conducted by corporations engaged in the exploration of minerals, the word “or” is not exclusive and the word “including” is not limited (whether or not non-limited language, such as “without limitation” or “but not limited to” or words of similar import is used with reference to that term).

1.11	Schedules

The following schedules are attached to, and are deemed to be incorporated into and form part of, this Agreement:

Schedule A        -        Vendors
Schedule B         -        BMG Financial Statements

ARTICLE 2
THE SHARE EXCHANGE

2.1	Terms of Share Exchange

The Parties hereby covenant and agree to implement the Share Exchange in accordance with the terms and subject to the conditions of this Agreement, as follows:

(a)

at the Closing Time, subject to the terms and conditions set out in this Agreement, the Vendors agree to sell and Madison agrees to purchase the BMG Common Shares free and clear of all Encumbrances, by way of an exchange of shares based on an exchange rate of one Madison Common Share being allotted and issued to the Vendors at a deemed price of $0.12 per Madison Common Share for every one BMG Common Share purchased by Madison;

(b)

with respect to the BMG Warrants, such BMG Warrants will be cancelled and each holder of BMG Warrants will be issued Madison Replacement Warrants that entitle the holder to acquire that number of Madison Common Shares that is equal to the number of BMG Common Shares that such holder was entitled to acquire under the BMG Warrants previously held; and

(c)	as a result of the foregoing, BMG will be a wholly-owned subsidiary of Madison.

2.2	Application of the Tax Act

The Parties hereby acknowledge and agree that the transactions contemplated herein are not intended to give rise to any income tax liability whatsoever, and it is their intention that the Share Exchange contemplated hereby shall be effected pursuant to the provisions of section 85.1 of the Tax Act, unless that provision is inapplicable in respect of any particular Vendor, in which case the non-application of section 85.1 to a particular Vendor is not intended to alter the application of this provision to any other Vendor.

2.3	Closing Date

The Share Exchange shall be completed on the Closing Date and shall be effective at the Closing Time.

2.4	Closing

Unless this Agreement is terminated pursuant to the provisions hereof, Madison and BMG shall meet at the offices of Dentons Canada LLP, 20th Floor, 250 Howe Street, Vancouver, British Columbia at 10:00 a.m., Vancouver time, on the Business Day prior to the Closing Date, or at such other time, date or place as they may mutually agree upon, and each of them shall deliver to the other Parties, as the case may be:

(a)

the documents required or contemplated to be delivered by it hereunder in order to complete, or necessary or reasonably requested to be delivered by it by the other Parties in order to effect, the Share Exchange, provided that each such document required to be dated the Closing Date shall be dated as of, or become effective on, the

Closing Date and shall be held in escrow to be released upon the Share Exchange becoming effective; and

(b)	written confirmation as to the satisfaction or waiver of all of the conditions in its favour contained in Article 5 hereof.

2.5	Treatment of Restricted Securities under the U.S. Securities Act

The Parties acknowledge that Madison Replacement Securities issued to the Vendors resident in or subject to the laws of the United States in connection with the Share Exchange will be “restricted securities” within the meaning of Rule 144 of the 1933 Act and each certificate representing the Madison Common Shares or the Madison Replacement Warrants (and any Madison Common Shares issued upon exercise thereof) issued to holders resident in or subject to the laws of the United States will bear a legend in substantially the form that follows:

“[FOR WARRANTS ONLY: THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“THE U.S. SECURITIES ACT”) AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT]

“THE SECURITIES REPRESENTED HEREBY [FOR WARRANTS ADD: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO BATTLE MOUNTAIN GOLD INC. (THE “COMPANY”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION, FROM COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, MUST FIRST BE PROVIDED TO COMPUTERSHARE TRUST COMPANY OF CANADA TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

2.6	Consultation

Madison and BMG will consult with each other in issuing any press release or otherwise making any public statement with respect to this Agreement or the Share Exchange and in making any filing with any Governmental Entity, Securities Authority or stock exchange with respect thereto. Each of Madison and BMG shall use its commercially reasonable efforts to enable the other to review and comment on all such press releases and filings prior to the release or filing, respectively, thereof, provided, however, that the obligations herein will not prevent a Party from making, after consultation with the other Party, such disclosure as is required by applicable Laws or the rules and policies of any applicable stock exchange.

2.7	Vendors Representative

(a)	Each Vendor constitutes and appoints BMG as its representative (the “Vendors’ Representative”) and its true and lawful attorney in fact, with full power and authority in its name on its behalf:

(i)

to act on such Vendor’s behalf in the absolute discretion of the Vendors’ Representative with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement; and

(ii)

in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions in this Section 2.7.

This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any Vendor or by operation of law, whether by the death or incapacity of any Vendor or by occurrence of any other event. Each Vendor hereby consents to the taking of any and all actions and the making of any decisions required and permitted to be taken or made by the Vendors’ Representative pursuant to this Section 2.7. Each Vendor agrees that the Vendors’ Representative shall have no obligation or liability to any Person for any action taken or omitted by the Vendors’ Representative in good faith, and each Vendor shall indemnify and hold harmless the Vendors’ Representative from, and shall pay to the Vendors’ Representative the amount of, or reimburse the Vendors’ Representative for, any Loss that the Vendors’ Representative may suffer, sustain, or become subject to as a result of any such action or omission by the Vendors’ Representative under this Agreement.

(b)

Madison and BMG shall be entitled to rely upon any documents or other paper delivered by the Vendors’ Representative as being authorized by the Vendors, and Madison and BMG shall not be liable to any Vendor for any action taken or omitted to be taken by Madison and BMG based on such reliance; and

(c)

Until all obligations under this Agreement shall have been discharged, the Vendors who, immediately prior to the Closing, are entitled in the aggregate to receive more than 50% of the Madison Replacement Securities, may, from time to time upon notice to Madison and BMG, appoint a new Vendors’ Representative upon the resignation of the Vendors’ Representative. If, after the resignation of the Vendors’ Representative, a successor Vendors’ Representative shall not have been appointed by the Vendors within 15 Business Days after a request by Madison and BMG, Madison and BMG may appoint a Vendors’ Representative from among the Vendors to fill any vacancy so created by notice of such appointment to the Vendors.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Vendors

Each of the Vendors hereby represents and warrants, only as to such Vendors at such Vendor’s own separate beneficial interest in the BMG Securities as indicated in Schedule A, as follows:

(a)	the Vendor is the sole registered holder of the number of BMG Securities set out opposite the Vendor’s name in Schedule A;

(b)	the BMG Securities held by the Vendor are free and clear of all Encumbrances;

(c)

the Vendor has the power and authority to enter into, deliver, and perform this Agreement on the terms and conditions set out in this Agreement and to transfer the legal and beneficial title and ownership of the BMG Common Shares owned by the Vendor to Madison;

(d)	no Person has any agreement or option or a right capable of becoming an agreement for the purchase of the BMG Securities owned by the Vendor;

(e)

if the Vendor is a corporation, all necessary corporate action on the part of Vendor will, at Closing, validly authorize the signing, delivery, and performance of this Agreement and the completion of the transactions contemplated by this Agreement;

(f)

this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(g)	the performance of this Agreement will not violate any applicable Laws or any agreement or other instrument to which the Vendor is a party;

(h)	the Vendor is not indebted or under obligation to BMG on any account whatsoever;

(i)	the Vendor is resident in the jurisdiction indicated on Schedule A;

(j)

the Vendor is acquiring the Madison Replacement Securities as principal for its own account, not for the benefit of any other Person, and is acquiring the Madison Replacement Securities for investment only and not with a view to the resale or distribution of all or any of the Madison Replacement Securities; and

(k)

the Vendor is, as of the date hereof and when the Madison Replacement Securities are issued and allotted, an “accredited investor” for the purposes of the exemption from the requirement for Madison to file a prospectus contained in Section 2.3 of National Instrument 45-106 – Prospectus and Registration Exemptions.

3.2	Representations and Warranties of BMG

BMG hereby represents and warrants to Madison and hereby acknowledges that Madison is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Share Exchange, as follows:

(a)

Organization. Each of BMG and its Subsidiaries has been incorporated and, validly exists under the laws of its governing jurisdiction and is in good standing under applicable corporate laws and has full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of BMG and its Subsidiaries is registered, licensed or otherwise qualified in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect on BMG. All of the outstanding shares of each Subsidiary of BMG are validly issued, and are fully paid and non-assessable to the extent such a concept exists under applicable Laws. All of the outstanding shares of each Subsidiary of BMG are owned directly by BMG. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any issued or unissued securities of, or interest in, any Subsidiary of BMG.

(b)

Capitalization. BMG is authorized to issue an unlimited number of BMG Common Shares. As of the date of this Agreement, there were outstanding 15,420,000 BMG Common Shares and 2,000,000 BMG Warrants. Except as disclosed in and pursuant to this Agreement and the transactions contemplated hereby, as of the date hereof, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating BMG to issue or sell any shares of BMG or any securities or obligations of any kind convertible into or exchangeable for any shares of BMG. All outstanding BMG Common Shares have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. All BMG Warrants have been duly, validly and legally created and issued by BMG in accordance with applicable Laws and all BMG Common Shares issuable upon the exercise of the BMG Warrants in accordance with these terms have been duly authorized and upon issuance will be validly issued and fully paid shares. As of the date hereof, there are no outstanding bonds, debentures or other evidences of indebtedness of BMG. There are no outstanding contractual obligations of BMG to repurchase, redeem or otherwise acquire any outstanding BMG Common Shares or with respect to the voting or disposition of any outstanding BMG Common Shares.

(c)

Authority. BMG has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by BMG as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by BMG and the completion by BMG of the transactions contemplated by this Agreement have been authorized by the BMG Board and, subject to the execution of this Agreement by the Vendors, no other corporate proceedings on the part of BMG are necessary to authorize this Agreement or the completion by BMG of the transactions contemplated hereby. This Agreement has been executed and delivered by BMG and constitutes a legal, valid and binding obligation of BMG, enforceable against BMG in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity. The execution and delivery by BMG of this Agreement and the performance by BMG of its obligations hereunder and the completion of the transactions contemplated hereby, do not and will not:

(i)

result in a violation, contravention or breach or constitute a default under, or entitle any party to terminate, accelerate, modify or call any obligations or rights under, require any consent to be obtained under or give rise to any termination rights under any provision of:

(A)	the articles or notice of articles of BMG or any Subsidiary of BMG;

(B)	any applicable Law, or

(C)

any credit arrangement, note, bond, mortgage, indenture, deed of trust, lease, franchise, concession, easement, contract, agreement, licence, permit or other instrument to which BMG or any Subsidiary of BMG is bound or is subject to or of which BMG or any Subsidiary of BMG is the beneficiary, in each case, which would, individually or in the aggregate, have a Material Adverse Effect on BMG;

(ii)

cause any indebtedness owing by BMG or any Subsidiary of BMG to come due before its stated maturity or cause any available credit to cease to be available which would, individually or in the aggregate, have a Material Adverse Effect on BMG;

(iii)

result in the imposition of any Encumbrance upon any of the property or assets of BMG or any Subsidiary of BMG or give any Person the right to acquire any of BMG’s assets, or restrict, hinder, impair or limit the ability of BMG or any Subsidiary of BMG to conduct the business of BMG or any Subsidiary of BMG as and where it is now being conducted which would, individually or in the aggregate, have a Material Adverse Effect on BMG;

(iv)

result in or accelerate the time for payment or vesting of, or increase the amount of any severance, unemployment compensation, “golden parachute”, change of control provision, bonus, termination payments, retention bonus or otherwise, becoming due to any director or officer of BMG or any Subsidiary of BMG or increase any benefits otherwise payable under any pension or benefits plan of BMG or any Subsidiary of BMG or result in the acceleration of the time of payment or vesting of any such benefits; or

(v)	result in the revocation, suspension, cancellation, variation or non-renewal of any mining claims, concessions, licenses, leases or other instruments, conferring mineral rights in respect of the material properties in which BMG or any Subsidiary of BMG has an interest.

(d)

Consents. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained by BMG or any Subsidiary of BMG in connection with the execution and delivery of this Agreement or the consummation by BMG of the transactions contemplated hereby other than:

(i)	filings with and approvals by the Securities Authorities; and

(ii)	any other consents, approvals, orders, authorizations, declarations or filings which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on BMG.

(e)	Directors’ Approvals. The BMG Board has unanimously:

(i)	determined that the Share Exchange is in the best interests of BMG; and

(ii)	authorized the entering into of this Agreement, and the performance of BMG’s obligations hereunder.

(f)

Contracts. Each of the Material Contracts to which BMG or any Subsidiary of BMG is a party constitutes a valid and legally binding obligation of BMG, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(g)	Waivers, Consents. There are no waivers, consents, notices or approvals required to complete the transactions contemplated under this Agreement from other parties to the Material Contracts of BMG.

(h)

No Defaults. None of BMG or any Subsidiary of BMG is in default under, and, there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute a default by BMG or any Subsidiary of BMG under, any credit arrangement, note, bond, mortgage, indenture, deed of trust, lease, franchise, concession, easement, Contract of BMG or any Subsidiary of BMG, agreement, licence, permit or other instrument that is material to the conduct of the business of BMG or any Subsidiary of BMG to which any of them is a party or by which any of them is bound or subject to that would, individually or in the aggregate, have a Material Adverse Effect on BMG. No party to any Contract of BMG or any Subsidiary of BMG has given written notice to BMG or any Subsidiary of BMG of or made a claim against BMG or any Subsidiary of BMG with respect to any breach or default thereunder, in any such case in which such breach or default constitutes a Material Adverse Effect on BMG.

(i)	Absence of Changes. Except as disclosed to Madison in writing prior to the date hereof, since October 31, 2013:

(i)	BMG and each Subsidiary of BMG has conducted its business only in the ordinary and regular course of business consistent with past practice;

(ii)	none of BMG or any Subsidiary of BMG has incurred or suffered a Material Adverse Change;

(iii)	there has not been any acquisition or sale by BMG or any Subsidiary of BMG of any material property or assets thereof;

(iv)

other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by BMG or any Subsidiary of BMG of any debt for borrowed money, any creation or assumption by BMG or any Subsidiary of BMG of any Encumbrance, any making by BMG or any Subsidiary of BMG of any loan, advance or capital contribution to or investment in any other Person or any entering into, amendment of, relinquishment, termination or non-renewal by BMG or any Subsidiary of BMG of any contract, agreement, licence, lease transaction, commitment or other right or obligation that would, individually or in the aggregate, have a Material Adverse Effect on BMG;

(v)	BMG has not declared or paid any dividends or made any other distribution in respect of any of the BMG Securities;

(vi)	BMG has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding BMG Securities;

(vii)

other than in the ordinary and regular course of business consistent with past practice, there has not been any material increase in or modification of the compensation payable by BMG or any Subsidiary of BMG to any of their respective directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including, without limitation, the granting of BMG stock options) made to, for or with any of such directors, officers, employees or consultants;

(viii)	BMG has not effected any material change in its accounting methods, principles or practices, other than as disclosed in the BMG Financial Statements; and

(ix)	BMG has not adopted any, or amended any, collective bargaining agreement, bonus, pension, profit sharing, stock purchase, stock option or other benefit plan or shareholder rights plan.

(j)	Employment Agreements. Neither BMG nor any Subsidiary of BMG:

(i)

is a party to any written or oral policy, agreement, obligation or understanding providing for retention bonuses, severance or termination payments to, or any employment or consulting agreement with, any director or officer of BMG or any Subsidiary of BMG that would be triggered by BMG’s entering into this Agreement or the completion of the Share Exchange;

(ii)

has any employee or consultant whose employment or contract with BMG or any Subsidiary of BMG cannot be terminated by BMG or any Subsidiary of BMG in accordance with the provisions of such employment or consultant contract following the completion of the Share Exchange; and

(iii)	(A)	is a party to any collective bargaining agreement;

	(B)	is, to the knowledge of BMG, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement; or

	(C)	is subject to any current, or, to the knowledge of BMG, pending or threatened strike or lockout.

(k)

Financial Matters. The financial statements of BMG for the years ended October 31, 2013 and October 31, 2012 and the respective notes thereto, attached hereto as Schedule B (the “BMG Financial Statements”), fairly present in all material respects the financial condition of BMG at the respective dates indicated and the results of operations of BMG for the periods covered. Except as disclosed in the BMG Financial Statements or otherwise disclosed in writing to Madison, as of the date hereof BMG does not have any liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, or any related party transactions or off-balance sheet transactions not reflected in the corporate records and minute books of BMG, except liabilities and obligations incurred in the ordinary and regular course of business (including the business of operating, developing, constructing and exploring BMG’s projects), which liabilities or obligations would not reasonably be expected to have a Material Adverse Effect on BMG.

(l)

Books and Records. The corporate records and minute books of BMG and each Subsidiary of BMG have been maintained in accordance with all applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have a Material Adverse Effect on BMG. Financial books and records and accounts of BMG and each Subsidiary of BMG in all material respects:

(i)	have been maintained in accordance with good business practices on a basis consistent with prior years and past practice; and

(ii)	are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of BMG and each Subsidiary of BMG.

(m)

Litigation. There is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of BMG, threatened against or relating to BMG, any Subsidiary of BMG or affecting any of their respective properties or assets before any Governmental Entity which individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect on BMG and BMG is not aware of any existing ground on which any such claim, action, proceeding or investigation might be commenced with any reasonable likelihood of success. There is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of BMG, threatened against or relating to BMG or any Subsidiary of BMG before any Governmental Entity. Neither BMG or any Subsidiary of BMG nor any of their respective properties or assets are subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of BMG or each Subsidiary of BMG, as the case may be, to conduct their respective business in all material respects as it has been carried on prior to the date hereof, or that would materially impede the consummation of the transactions contemplated by this Agreement, except to the extent any such matter would not, individually or in the aggregate, have a Material Adverse Effect on BMG.

(n)	Title to Properties and Operational Matters. The Phoenix Option Agreement is in good standing according to its terms.

(o)

Royalty Payments and Other Interests. Except in relation to the Lewis Property or as otherwise disclosed to Madison in writing prior to the date hereof, there are no landowner’s royalties, overriding royalties, net profits interests or similar interests or any other rights or interests whatsoever of third parties by which BMG or any of its Subsidiaries is bound on or in relation to its properties and assets.

(p)

Assets. BMG has good and marketable title to its assets free and clear of any security interests, liens, charges, mortgages, pledges, Encumbrances, adverse claims and demands of any nature or kind whatsoever recorded or unrecorded, except as disclosed to Madison in writing prior to the date hereof.

(q)	Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BMG:

(i)

BMG and each Subsidiary of BMG has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Entity and has, in all material respects, completely and correctly reported all income and all other amounts or information required to be reported thereon;

(ii)	BMG and each Subsidiary of BMG has:

(A)	duly and timely paid all Taxes due and payable by it;

(B)

duly and timely withheld all Taxes and other amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by applicable Laws to be remitted by it; and

(C)

duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by applicable Laws to be remitted by it;

(iii)

the charges, accruals and reserves for Taxes reflected on the BMG Financial Statements (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income taxes) are, in the opinion of BMG, adequate under IFRS to cover Taxes with respect to BMG and any Subsidiary of BMG accruing through the date hereof;

(iv)

there are no proceedings, investigations, audits, assessments, reassessments or claims now pending or, to the knowledge of BMG, threatened against BMG or any Subsidiary of BMG that propose to assess Taxes in addition to those reported in the Tax Returns; and

(v)	no waiver of any statutory limitation period with respect to Taxes has been given or requested with respect to BMG or any Subsidiary of BMG.

(r)

Compliance with Laws. BMG and each Subsidiary of BMG has complied with and are not in violation of any applicable Laws other than such non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect on BMG.

(s)

No Option on Assets. Except as disclosed to Madison in writing prior to the date hereof, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from BMG or any Subsidiary of BMG any of the material assets of BMG or any Subsidiary of BMG.

(t)

Certain Contracts. Neither BMG nor any Subsidiary of BMG is a party to or bound by any non-competition agreement or, except as disclosed to Madison in writing prior to the date hereof, any other agreement, obligation, judgment, injunction, order or decree that purports to:

(i)	limit the manner or the localities in which all or any material portion of the business of BMG or any Subsidiary of BMG are conducted;

(ii)	limit any business practice of BMG or any Subsidiary of BMG in any material respect; or

(iii)	restrict any acquisition or disposition of any property by BMG or any Subsidiary of BMG in any material respect.

(u)

No Broker’s Commission. Except as disclosed to Madison in writing prior to the date hereof, neither BMG, nor any Subsidiary of BMG has entered into any agreement that would entitle any Person to any valid claim against them for a broker’s commission, finder’s fee or any like payment in respect of the Share Exchange or any other matter contemplated by this Agreement.

(v)	Shares. The BMG Common Shares to be transferred to Madison pursuant to the Share Exchange are issued as fully paid and non-assessable.

(w)

U.S. Securities Law Matters. None of BMG, any of its affiliates or any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States with respect to the Madison Common Shares or has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising in connection with the offer or exchange of the Madison Common Shares in the United States.

(x)

No Shareholdings in Madison. BMG does not, legally or beneficially, own, directly or indirectly, any securities of Madison and does not have any right, agreement or obligation to purchase any securities of Madison or any securities or obligations of any kind convertible into or exchangeable for any securities of Madison.

(y)

Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon BMG or to its knowledge any Subsidiary of BMG that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing: (i) any business practice of BMG or any Subsidiary of BMG, (ii) except as disclosed to Madison in writing prior to the date hereof, any acquisition of property by BMG or any Subsidiary of BMG, or (iii) the conduct of business by BMG or any Subsidiary of BMG as currently conducted.

(z)

Expropriation. No property or asset of BMG has been taken or expropriated by any Governmental Entity and no notice or proceeding in respect of any such expropriation has been given or commenced or, to the knowledge of BMG, is there any intent or proposal to give any such notice or commence any such proceeding.

(aa)

Right to Use Personal Information. All personal information in the possession of BMG has been collected, used and disclosed in compliance with all applicable privacy Laws in those jurisdictions in which BMG, or BMG is deemed by operation of law in those jurisdictions, to conduct its business. BMG has disclosed to Madison all contracts and facts concerning the collection, use, retention, destruction and disclosure of personal information, and there are no other contracts, or facts which, on completion of the transactions contemplated by this Agreement, would restrict or interfere with the use of any personal information by Madison in the operation of its business as conducted by BMG before the Closing. There are no claims pending or, to the knowledge of BMG, threatened, with respect to BMG’s collection, use or disclosure of personal information.

3.3	Representations and Warranties of Madison

Madison hereby represents and warrants to BMG and the Vendors, and hereby acknowledges that BMG and the Vendors are relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Share Exchange, as follows:

(a)

Organization. Each of Madison and its Subsidiary has been incorporated and validly exists under the laws of its governing jurisdiction and is in good standing under applicable corporate laws and has full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of Madison and its Subsidiary is registered, licensed or otherwise qualified in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect on Madison. All of the outstanding shares of the Subsidiary of Madison are validly issued, and are fully paid and non-assessable to the extent such a concept exists under applicable Laws. All of the outstanding shares of the Subsidiary of Madison are owned directly by Madison. There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any issued or unissued securities of, or interest in, the Subsidiary of Madison.

(b)	Capitalization. Madison is authorized to issue an unlimited number of Madison Common Shares. As of the date of this Agreement, there were outstanding:

(i)	40,906,727 Madison Common Shares; and

(ii)	Madison Warrants to acquire an aggregate of up to 1,000,000 Madison Common Shares.

Except for the Madison Warrants, and except pursuant to this Agreement and the transactions contemplated hereby, as of the date hereof, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Madison to issue or sell any shares of Madison or any securities or obligations of any kind convertible into or exchangeable for any shares of Madison. All outstanding Madison Common Shares have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. As of the date hereof, there are no outstanding bonds, debentures or other evidences of indebtedness of Madison. There are no outstanding contractual obligations of Madison to repurchase, redeem or otherwise acquire any outstanding Madison Common Shares or with respect to the voting or disposition of any outstanding Madison Common Shares.

(c)

Authority. Madison has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Madison as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Madison and the completion by Madison of the transactions contemplated by this Agreement have been authorized by the Madison Board, and subject to obtaining the Madison Shareholder Approval in the manner contemplated herein, no other corporate proceedings on the part of Madison are necessary to authorize this Agreement or the completion by Madison of the transactions contemplated hereby other than approval by the TSXV of the transactions contemplated by this Agreement. This Agreement has been executed and delivered by Madison and constitutes a legal, valid and binding obligation of Madison, enforceable against Madison in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity. The execution and delivery by Madison of this Agreement and the performance by it of its obligations hereunder and the completion of the transactions contemplated hereby, do not and will not:

(i)

result in a violation, contravention or breach or constitute a default under, or entitle any party to terminate, accelerate, modify or call any obligations or rights under, require any consent to be obtained under or give rise to any termination rights under any provision of:

(A)	the articles or notice of articles of Madison;

(B)

any applicable Law or rule or policy of the TSXV (except that the approval of the TSXV, which is required for the completion by Madison of the transactions contemplated hereby, will be applied for by Madison but has not been obtained as of the date hereof); or

(C)

any credit arrangement, note, bond, mortgage, indenture, deed of trust, lease, franchise, concession, easement, contract, agreement, licence, permit or other instrument to which Madison is bound or is subject to or of which Madison is the beneficiary;

in each case, which would, individually or in the aggregate, have a Material Adverse Effect on Madison;

(ii)

cause any indebtedness owing by Madison or its Subsidiary to come due before its stated maturity or cause any available credit to cease to be available which would, individually or in the aggregate, have a Material Adverse Effect on Madison;

(iii)

result in the imposition of any Encumbrance upon any of the property or assets of Madison or its Subsidiary or give any Person the right to acquire any of Madison’s assets, or restrict, hinder, impair or limit the ability of Madison or its Subsidiary to conduct the business of Madison or its Subsidiary as and where it is now being conducted which would, individually or in the aggregate, have a Material Adverse Effect on Madison;

(iv)

result in or accelerate the time for payment or vesting of, or increase the amount of any severance, unemployment compensation, “golden parachute”, change of control provision, bonus, termination payments, retention bonus or otherwise, becoming due to any director or officer of Madison or its Subsidiary or increase any benefits otherwise payable under any pension or benefits plan of Madison or its Subsidiary or result in the acceleration of the time of payment or vesting of any such benefits; or

(v)

result in the revocation, suspension, cancellation, variation or non-renewal of any mining claims, concessions, licenses, leases or other instruments, conferring mineral rights in respect of the material properties in which Madison or its Subsidiary has an interest.

(d)

Consents. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained by Madison or its Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Madison of the transactions contemplated hereby other than:

(i)	the approval of the TSXV as referred to in Section 3.3(c)(i)(B));

(ii)	the Madison Shareholder Approval; and

(iii)	any other consents, approvals, orders, authorizations, declarations or filings which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Madison.

(e)	Directors’ Approvals. The Madison Board has unanimously:

(i)	determined that the Share Exchange is in the best interests of Madison;

(ii)	determined to recommend that the Madison Shareholders vote in favour of the Madison Resolution; and

(iii)	authorized the entering into of this Agreement, and the performance of Madison’ obligations hereunder.

(f)

Contracts. Each of the Material Contracts to which Madison or its Subsidiary is a party constitutes a valid and legally binding obligation of Madison, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(g)	Waivers, Consents. There are no waivers, consents, notices or approvals required to complete the transactions contemplated under this Agreement from other parties to the Material Contracts of Madison.

(h)

No Defaults. None of Madison or its Subsidiary is in default under, and, there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute a default by Madison or its Subsidiary under any credit arrangement, note, bond, mortgage, indenture, deed of trust, lease, franchise, concession, easement, Contract to which Madison or its Subsidiary is a party, agreement, licence, permit or other instrument that is material to the conduct of the business of Madison or its Subsidiary to which it is a party or by which it is bound or subject to that would, individually or in the aggregate, have a Material Adverse Effect on Madison. No party to any Contract to which Madison or its Subsidiary is a party has given written notice to Madison or its Subsidiary of or made a claim against Madison or its Subsidiary with respect to any breach or default thereunder, in any such case in which such breach or default constitutes a Material Adverse Effect on Madison.

(i)	Absence of Changes. Except as disclosed in the Madison Public Documents, since October 31, 2013:

(i)	Madison and its Subsidiary has conducted its business only in the ordinary and regular course of business consistent with past practice;

(ii)	none of Madison and its Subsidiary has incurred or suffered a Material Adverse Change;

(iii)	there has not been any acquisition or sale by Madison and its Subsidiary of any material property or assets thereof;

(iv)

other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by Madison or its Subsidiary of any debt for borrowed money, any creation or assumption by Madison or its Subsidiary of any Encumbrance, any making by Madison or its Subsidiary of any loan, advance or capital contribution to or investment in any other Person or any entering into, amendment of, relinquishment, termination or non-renewal by Madison or its Subsidiary, of any contract, agreement, licence, lease transaction, commitment or other right or obligation that would, individually or in the aggregate, have a Material Adverse Effect on Madison;

(v)	Madison has not declared or paid any dividends or made any other distribution in respect of any of the Madison Common Shares;

(vi)

other than the proposed share consolidation by Madison referred to in Section 4.3(f)(ii) of this Agreement, Madison has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Madison Common Shares;

(vii)

other than in the ordinary and regular course of business consistent with past practice, there has not been any material increase in or modification of the compensation payable by Madison or its Subsidiary to any of its directors, officers, employees or consultants or any grant to any such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement (including, without limitation, the granting of Madison Options) made to, for or with any of such directors, officers, employees or consultants;

(viii)	Madison has not effected any material change in its accounting methods, principles or practices, other than as disclosed in the Madison Financial Statements; and

(ix)	Madison has not adopted any, or amended any, collective bargaining agreement, bonus, pension, profit-sharing, stock purchase, stock option or other benefit plan or shareholder rights plan.

(j)	Employment Agreements. Neither Madison nor its Subsidiary:

(i)

is a party to any written or oral policy, agreement, obligation or understanding providing for retention bonuses, severance or termination payments to, or any employment or consulting agreement with any director or officer of Madison or its Subsidiary that would be triggered by Madison’ entering into this Agreement or the completion of the Share Exchange;

(ii)

has any employee or consultant whose employment or contract with Madison or its Subsidiary cannot be terminated by Madison or its Subsidiary in accordance with the provisions of such employment or consultant contract following the completion of the Share Exchange; and

(iii)	(A)	is a party to any collective bargaining agreement;

	(B)	is, to the knowledge of Madison, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement; or

	(C)	is subject to any current, or to the knowledge of Madison, pending or threatened strike or lockout.

(k)

Financial Matters. The audited financial statements of Madison for the year ended October 31, 2013 and the respective notes thereto (collectively, the “Madison Financial Statements”) were prepared in accordance with IFRS consistently applied, and fairly present in all material respects the consolidated financial condition of Madison at the respective dates indicated and the results of operations of Madison for the period covered on a consolidated basis. Except as disclosed in the Madison Financial Statements, as of the date hereof Madison does not have any liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work or exploration program, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, or any related party transactions or off-balance sheet transactions not reflected in the Madison Financial Statements, except liabilities and obligations incurred in the ordinary and regular course of business (including the business of operating, developing, constructing and exploring Madison’ projects) since October 31, 2013, which liabilities or obligations would not reasonably be expected to have a Material Adverse Effect on Madison.

(l)

Mineral Resources. All the technical reports filed by Madison on SEDAR have been prepared in all material respects in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

(m)

Books and Records. The corporate records and minute books of Madison and its Subsidiary have been maintained in accordance with all applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have a Material Adverse Effect on Madison. Financial books and records and accounts of Madison, in all material respects:

(i)	have been maintained in accordance with good business practices on a basis consistent with prior years and past practice;

(ii)	are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Madison and its Subsidiary; and

(iii)	accurately and fairly reflect the basis for the Madison Financial Statements.

(n)

Litigation. There is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of Madison threatened against or relating to Madison or its Subsidiary or affecting any of their respective properties or assets before any Governmental Entity which individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect on Madison, and Madison is not aware of any existing ground on which any such claim, action, proceeding or investigation might be commenced with any reasonable likelihood of success. There is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of Madison, threatened against or relating to Madison or its Subsidiary before any Governmental Entity. Neither Madison or its Subsidiary nor any of their respective properties or assets are subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict the right or ability of Madison or its Subsidiary, as the case may be, to conduct their respective business in all material respects as it has been carried on prior to the date hereof, or that would materially impede the consummation of the transactions contemplated by this Agreement, except to the extent any such matter would not, individually or in the aggregate, have a Material Adverse Effect on Madison.

(o)

Title to Properties and Operational Matters. Madison or its Subsidiary, as applicable, is the legal and beneficial owner of and has good title to the exploitation permits, mining claims, concessions, licenses, leases, options or other instruments conferring mineral rights to Madison or its Subsidiary in respect of the properties in which Madison or its Subsidiary has an interest (collectively, for the purposes of this Section 3.3(o), the “Madison Properties and Assets”). All agreements by which Madison or its Subsidiary holds an interest in the Madison Properties and Assets are in good standing according to their respective terms and, to the knowledge of Madison, the Madison Properties and Assets are in good standing under applicable Laws and all filings and work commitments required by Madison to maintain the Madison Properties and Assets in good standing have been properly recorded and filed in a timely manner with the appropriate Governmental Entity and there are no material Encumbrances or any other material interests in or on such Madison Properties and Assets except as disclosed by Madison in the Madison Public Documents. To Madison’ knowledge, there are no material adverse claims against or challenges to the title or ownership of any of the Madison Properties and Assets. Madison has conducted and is conducting its business in material compliance with all applicable Laws, including all applicable Laws and all Governmental Entity authorizations and instructions, whether in writing or oral, relating to the Madison Properties and Assets. Madison has not received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the exploitation permits, mining claims, concessions, licenses, leases or other instruments conferring mineral rights in respect of its properties and assets that would, individually or in the aggregate, result in a Material Adverse Effect on Madison. Without limiting the generality of the foregoing, Madison has obtained all material licences and permits necessary for the operation of the business of Madison or its Subsidiary as presently conducted, and has not taken any action which would impair the ability of Madison or its Subsidiary to obtain necessary licences or permits in the future for the continued operation of such business, in accordance with applicable Laws and requirements of all Governmental Entities.

(p)

Royalty Payments. Except as disclosed in the Madison Public Documents, there are no landowner’s royalties, overriding royalties, net profits interests or similar interests or any other rights or interests whatsoever of third parties by which Madison or its Subsidiary is bound on or in relation to its properties and assets.

(q)

Assets. Madison has good and marketable title to its assets free and clear of any security interests, liens, charges, mortgages, pledges, Encumbrances, adverse claims and demands of any nature or kind whatsoever recorded or unrecorded, except as disclosed in the Madison Public Documents.

(r)

Insurance. Madison maintains policies of insurance in amounts and in respect of such risks as are normal and usual for companies of a similar size and business and such policies are in full force and effect as of the date hereof.

(s)	Environmental. To the knowledge of Madison:

(i)	Madison and its Subsidiary are in compliance in all material respects with Environmental Laws;

(ii)

Madison and its Subsidiary have operated their respective businesses at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)

there is no material claim or judicial or administrative proceeding which may affect either Madison or its Subsidiary or any of the properties or assets of Madison or its Subsidiary relating to or alleging any violation of Environmental Laws; and

(iv)

Madison and its Subsidiary hold all licences, permits and approvals required under any Environmental Laws in connection with the operation of their respective businesses as presently conducted and the ownership and use of their respective assets, other than those which the failure to hold would not reasonably be expected to have a Material Adverse Effect on Madison, and neither Madison or its Subsidiary nor any of their respective assets is the subject of any investigation, evaluation, audit or review not in the ordinary and regular course of business by any Governmental Entity to determine whether any violation of Environmental Laws has occurred or is occurring, and neither Madison nor its Subsidiary is subject to any known environmental liabilities.

(t)	Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Madison:

(i)

Madison and its Subsidiary has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Entity and has, in all material respects, completely and correctly reported all income and all other amounts or information required to be reported thereon;

(ii)	Madison and its Subsidiary have:

(A)	duly and timely paid all Taxes due and payable by it;

(B)

duly and timely withheld all Taxes and other amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts required by applicable Laws to be remitted by it; and

(C)

duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by applicable Laws to be remitted by it;

(iii)

the charges, accruals and reserves for Taxes reflected on the Madison Financial Statements (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income taxes) are, in the opinion of Madison, adequate under IFRS, as applicable, to cover Taxes with respect to Madison accruing through the date hereof;

(iv)

there are no proceedings, investigations, audits, assessments, reassessments or claims now pending or to the knowledge of Madison, threatened against Madison that propose to assess Taxes in addition to those reported in the Tax Returns; and

(v)	no waiver of any statutory limitation period with respect to Taxes has been given or requested with respect to Madison.

(u)

Reporting Status. Madison is a reporting issuer in good standing in the provinces of British Columbia, Alberta, Saskatchewan and Ontario. The Madison Common Shares are listed on the TSXV and Madison is in material compliance with the rules, regulations and policies of the TSXV.

(v)

Reports. Since December 31, 2009, Madison has filed with the Securities Authorities, all applicable self-regulatory authorities and the TSXV, a true and complete copy of all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it, including the Madison Public Documents. The

Madison Public Documents, at the time filed or, if amended, as of the date of such amendment:

(i)

did not contain any misrepresentation (as defined in the Securities Act (British Columbia)) and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii)

complied in all material respects with the requirements of applicable securities Laws and the rules, policies and instruments of all Securities Authorities or stock exchange or other self-regulatory authority having jurisdiction over Madison.

Madison has not filed any confidential material change or other report or other document with any Securities Authorities or stock exchange or other self-regulatory authority which at the date hereof remains confidential.

(w)

Compliance with Laws. Except with respect to matters relating to the environment or Environmental Laws, which are addressed in Section 3.3(s)(iv), each of Madison and its Subsidiary has complied with and is not in violation of any applicable Laws other than such non-compliance or violations that would not, individually or in the aggregate, have a Material Adverse Effect on Madison.

(x)

No Cease Trade. Other than the TSXV halt on the trading of the Madison Common Shares on the TSXV pursuant to TSXV policies, Madison is not subject to any cease trade or other order of any applicable stock exchange or Securities Authority and, to the knowledge of Madison, no investigation or other proceedings involving Madison that may operate to prevent or restrict trading of any securities of Madison are currently in progress or pending before any applicable stock exchange or Securities Authority.

(y)

No Option on Assets. No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Madison or its Subsidiary of any of the material assets of Madison or its Subsidiary.

(z)

Certain Contracts. Neither Madison nor its Subsidiary is a party to or bound by any non- competition agreement or any other agreement, obligation, judgment, injunction, order or decree that purports to:

(i)	limit the manner or the localities in which all or any material portion of the business of Madison or its Subsidiary is conducted;

(ii)	limit any business practice of Madison or its Subsidiary in any material respect; or

(iii)	restrict any acquisition or disposition of any property by Madison or its Subsidiary in any material respect.

(aa)	No Broker’s Commission. Madison has not entered into any agreement that would entitle any Person to any valid claim against Madison for a broker’s commission, finder’s fee or any like payment in respect of the Share Exchange or any other matter contemplated by this Agreement.

(bb)

Vote Required. The only votes of the holders of any class or series of securities of Madison necessary to approve this Agreement, the Share Exchange and the transactions contemplated hereby or thereby is the Madison Shareholder Approval.

(cc)

Shares. The Madison Common Shares to be issued pursuant to the Share Exchange will, upon issue, (i) be issued as fully paid and non-assessable; (ii) be freely trading shares, subject to any applicable escrow provisions, resale restrictions and/or restricted periods under the rules of the TSXV or applicable securities Laws and except for the Madison Common Shares issued to Vendors resident in or subject to the laws of the United States as contemplated in Section 2.5 of this Agreement; and (iii) subject to the approval of the TSXV, listed for trading on the TSXV.

(dd)

Warrants. The Madison Replacement Warrants to be issued pursuant to the Share Exchange and the transactions contemplated hereby or thereby will, upon issue, have been duly, validly and legally created and issued by Madison in accordance with applicable laws and, upon exercise, the resulting Madison Common Shares will, upon issue (i) be issued as fully paid and non-assessable; (ii) be freely trading shares, subject to any applicable escrow provisions, resale restrictions and/or restricted periods under the rules of the TSXV or applicable securities Laws and except for the Madison Common Shares issued to Vendors resident in or subject to the laws of the United States as contemplated in Section 2.5 of this Agreement; and (iii) subject to the approval of the TSXV, listed for trading on the TSXV.

(ee)	U.S. Securities Law Matters.

(i)

The Madison Replacement Securities to be issued to persons in the United States pursuant to the Share Exchange shall be exempt from registration requirements under the 1933 Act pursuant to Rule 506 of Regulation D under the 1933 Act.

(ii)	Madison is a “foreign issuer” within the meaning of Regulation S and reasonably believes that there is no Substantial U.S. Market Interest in the Madison Common Shares.

(iii)	Madison is not now, and is not registered, or required to be registered, as an “investment company” as defined in the 1940 Act.

(iv)

Except with respect to offers and sales to Accredited Investors who are in the United States in reliance upon the exemption from the registration requirements of the 1933 Act provided by Rule 506 of Regulation D thereunder, neither Madison nor any of its affiliates, nor any person acting on its or their behalf, has made or will make:

(A)	any offer to sell, or any solicitation of an offer to buy, any Madison Common Shares to any person in the United States; or

(B)

any sale of Madison Common Shares unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) Madison, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States.

(v)

None of Madison, any of its affiliates or any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States with respect to the Madison Common Shares or has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising in connection with the offer or exchange of the Madison Common Shares or Madison Replacement Warrants in the United States.

(vi)

Except with respect to the offer of the Madison Common Shares contemplated herein, Madison has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any of its securities in the United States.

(ff)

No Shareholdings in BMG. Madison does not, legally or beneficially, own, directly or indirectly, any securities of BMG and does not have any right, agreement or obligation to purchase any securities of BMG or any securities or obligations of any kind convertible into or exchangeable for any securities of BMG, except as otherwise set out in this Agreement.

(gg)

Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Madison or its Subsidiary or that has or could be reasonably expected to have the effect of prohibiting, restricting or materially impairing any business practice of Madison or its Subsidiary, any acquisition of property by Madison or its Subsidiary, or the conduct of business by Madison or its Subsidiary as currently conducted.

(hh)

Expropriation. No property or asset of Madison has been taken or expropriated by any Governmental Entity and no notice or proceeding in respect of any such expropriation has been given or commenced or, to the knowledge of BMG, is there any intent or proposal to give any such notice or commence any such proceeding.

(ii)

Right to Use Personal Information. All personal information in the possession of Madison has been collected, used and disclosed in compliance with all applicable privacy Laws in those jurisdictions in which Madison, or Madison is deemed by operation of law in those jurisdictions, to conduct its business. Madison has disclosed to BMG all contracts and facts concerning the collection, use, retention, destruction and disclosure of personal information, and there are no other contracts, or facts which, on completion of the transactions contemplated by this Agreement, would restrict or interfere with the use of any personal information by Madison in the operation of its business as conducted by Madison before the Closing. There are no claims pending or, to the knowledge of Madison, threatened, with respect to Madison’s collection, use or disclosure of personal information.

3.4	Survival of Representations and Warranties

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished upon the date that is one year after the Closing Date.

3.5	Vendors’ Acknowledgements

Each Vendor acknowledges and agrees to the following:

(a)

that a portion of the Madison Replacement Securities to be issued to the Vendors pursuant to the Share Exchange may be subject to escrow provisions, resale restrictions and/or restricted periods under the rules of the TSXV or applicable securities Laws;

(b)	that any Madison Replacement Securities issued to a Vendor that is a US Person will bear the legend denoted in Section 2.5 herein and will be subject to US securities laws.

ARTICLE 4
COVENANTS

4.1	Covenants of BMG

BMG hereby covenants and agrees with Madison as follows:

(a)

Copy of Documents. BMG shall furnish promptly to Madison a copy of any dealings or communications with any Governmental Entity or Securities Authority or stock exchange in connection with, or in any way affecting, the transactions contemplated by this Agreement.

(b)

Certain Actions Prohibited. Other than in contemplation of or as required to give effect to the transactions contemplated by this Agreement or as otherwise permitted pursuant to this Agreement, BMG shall not, without the prior written consent of Madison, which consent shall not be unreasonably withheld or delayed, directly or indirectly do or permit to occur any of the following prior to the Closing Date:

(i)

issue, sell, grant, pledge, lease, dispose of, encumber or create any Encumbrance on or agree to issue, sell, grant, pledge, lease, dispose of, or encumber or create any Encumbrance on any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of BMG;

(ii)

incur or commit to incur any debt, except in the ordinary and regular course of business, or to finance its working capital requirements, or as otherwise contemplated in connection with the transactions contemplated in this Agreement;

(iii)	declare or pay any dividends or distribute any of its property or assets to shareholders with respect to the BMG Securities;

(iv)	enter into any Material Contracts, other than in the ordinary and regular course of business, except in connection with the Share Exchange or as otherwise contemplated herein;

(v)	alter or amend its notice of articles or articles, other than as may be required in connection with the transactions contemplated herein;

(vi)	engage in any business enterprise or other activity different from that carried on or contemplated as of the date hereof;

(vii)

other than pursuant to the terms of property acquisitions or in the ordinary and regular course of business, sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets, except where to do so would not have a Material Adverse Effect on BMG;

(viii)	redeem, purchase or offer to purchase any BMG Common Shares or other securities; or

(ix)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than in the ordinary and regular course of business.

(c)	Certain Actions. BMG shall

(i)

use its commercially reasonable efforts to not take any action, or refrain from taking any action or permit any action to be taken or not taken, that is inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by BMG in this Agreement untrue or inaccurate in any material respect at any time on or before the Closing Date if then made or that would or could have a Material Adverse Effect on BMG; and

(ii)	promptly notify Madison of:

(A)

any Material Adverse Change or Material Adverse Effect, or any change, event, occurrence or state of facts that could reasonably be expected to become a Material Adverse Change or to have a Material Adverse Effect, in respect of the business or in the conduct of the business of BMG;

(B)	any material Governmental Entity or third person complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(C)	any breach by BMG of any covenant or agreement contained in this Agreement; and

(D)

any event occurring subsequent to the date hereof that would render any representation or warranty of BMG contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect.

(d)

Satisfaction of Conditions. BMG shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions precedent to its obligations to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(i)

obtain all other consents, approvals and authorizations as are required to be obtained by BMG or any Subsidiary of BMG under any applicable Laws or from any Governmental Entity that would, if not obtained, materially impede the completion of the transactions contemplated by this Agreement or have a Material Adverse Effect on BMG;

(ii)

effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the transactions contemplated by this Agreement and participate and appear in any proceedings of any Party hereto before any Governmental Entity;

(iii)

oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the transactions contemplated hereby or seeking to enjoin or delay, or otherwise adversely affecting the ability of the parties hereto to consummate, the transactions contemplated hereby, subject to the BMG Board determining in good faith after receiving advice from outside legal counsel (which may include written opinions or advice) that taking such action would be inconsistent with the fiduciary duties of such directors under applicable Laws, and provided that, immediately upon receipt of such advice, BMG advises Madison in writing that it has received such advice and provides written details thereof to Madison;

(iv)	fulfill all conditions and satisfy all provisions of this Agreement and the Share Exchange required to be fulfilled or satisfied by BMG; and

(v)

co-operate with Madison in connection with the performance by it of its obligations hereunder, provided however that the foregoing shall not be construed to obligate BMG to pay or cause to be paid any monies to cause such performance to occur.

(e)

Keep Fully Informed. Subject to applicable Laws, BMG shall use commercially reasonable efforts to conduct itself so as to keep Madison fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business.

(f)

Co-operation. BMG shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated hereby and take all reasonable action necessary to be in compliance with such Laws.

(g)

Representations. BMG shall use its commercially reasonable efforts to conduct its affairs so that all of the representations and warranties of BMG contained herein shall be true and correct on and as of the Closing Date as if made on and as of such date.

(h)

Closing Documents. BMG shall execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated hereby such customary agreements, certificates, resolutions, opinions and other closing documents as may be required by Madison, all in form satisfactory to Madison, acting reasonably.

4.2	Covenants of the Vendors

Each of the Vendors hereby covenants and agrees with Madison and BMG as follows:

(a)

Certain Actions. Each Vendor shall use his, her or its commercially reasonable efforts to not take any action, or refrain from taking any action or permit any action to be taken or not taken that is inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by the Vendors in this Agreement untrue or inaccurate in any material respect at any time on or before the Closing Date if then made or that would or could have a Material Adverse Effect on the BMG Common Shares held by such Vendor.

(b)

Representations. Each Vendor shall use its commercially reasonable efforts to conduct its affairs so that all of the representations and warranties of the Vendors contained herein shall be true and correct on and as of the Closing Date as if made on and as of such date.

(c)

Closing Documents. Each Vendor shall execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated hereby such customary agreements and certificates, resolutions, opinions and other closing documents as may be required by Madison, all in form satisfactory to Madison, acting reasonably.

4.3	Covenants of Madison

Madison hereby covenants and agrees with BMG and the Vendors as follows:

(a)

Information Circular. Madison shall, in a timely and expeditious manner, but in no event later than March 31, 2014, prepare, with the assistance of BMG, and file with the TSXV the Information Circular (which shall be in a form satisfactory to BMG, acting reasonably), together with any other documents required by applicable Laws in accordance with all applicable Laws on the date of filing thereof, in the form and containing the information required by all applicable Laws and not containing any misrepresentation (as defined under applicable securities Laws and requirements) with respect thereto, other than with respect to any information relating to and provided by BMG. Madison shall with the assistance of BMG, promptly prepare and file with the TSXV such amendments or supplements to the Information Circular, if any, as may be required by the TSXV or under applicable Laws.

(b)	Madison Shareholder Approval. Madison shall use its commercially reasonable efforts to obtain, in a timely manner prior to the Closing Date, the Madison Shareholder Approval.

(c)

Copy of Documents. Madison shall furnish promptly to BMG a copy of any filing under any applicable Laws and any dealings or communications with any Governmental Entity, Securities Authority or stock exchange in connection with, or in any way affecting, the transactions contemplated by this Agreement.

(d)

Certain Actions Prohibited. Other than in contemplation of or as required to give effect to the transactions contemplated by this Agreement or as otherwise permitted pursuant to this Agreement, Madison shall not, without the prior written consent of BMG, which consent shall not be unreasonably withheld or delayed, directly or indirectly do or permit to occur any of the following prior to the Closing Date:

(i)

issue, sell, grant, pledge, lease, dispose of, encumber or create any Encumbrance on or agree to issue, sell, grant, pledge, lease, dispose of, or encumber or create any Encumbrance on any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of Madison, other than the issue of Madison Common Shares upon the exercise of Madison Warrants;

(ii)

incur or commit to incur any debt, except in the ordinary and regular course of business, or to finance its working capital requirements, or as otherwise contemplated herein in connection with the transactions contemplated by this Agreement;

(iii)	declare or pay any dividends or distribute any of its properties or assets to shareholders with respect to the Madison Common Shares;

(iv)	enter into Material Contracts, other than in the ordinary and regular course of business, except in connection with the Share Exchange or as otherwise contemplated herein;

(v)

alter or amend its notice of articles or articles, other than in connection with the consolidation of Madison Common Shares on a four for one basis or as may be required in connection with the transactions contemplated herein;

(vi)	engage in any business enterprise or other activity different from that carried on or contemplated as of the date hereof;

(vii)

other than pursuant to the terms of property acquisitions or in the ordinary and regular course of business, sell, pledge, lease, dispose of, grant any interest in, encumber or agree to sell, pledge, lease, dispose of, grant any interest in or encumber any of its assets except where to do so would not have a Material Adverse Effect on Madison;

(viii)	redeem, purchase or offer to purchase any of the Madison Common Shares, Madison Options, or other securities; or

(ix)	acquire, directly or indirectly, any assets, including but not limited to securities of other companies, other than in the ordinary and regular course of business.

(e)	Certain Actions. Madison shall:

(i)

use its commercially reasonable efforts to not take any action, or refrain from taking any action or permit any action to be taken or not taken that is inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated hereby or would render, or that could reasonably be expected to render, any representation or warranty made by Madison in this Agreement untrue or inaccurate in any material respect at any time on or before the Closing Date if then made or that would or could have a Material Adverse Effect on Madison; and

(ii)	promptly notify BMG of:

(A)

any Material Adverse Change or Material Adverse Effect, or any change, event, occurrence or state of facts that could reasonably be expected to become a Material Adverse Change or to have a Material Adverse Effect, in respect of the business or in the conduct of the business of Madison;

(B)	any material Governmental Entity or third person complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(C)	any breach by Madison of any covenant or agreement contained in this Agreement; and

(D)

any event occurring subsequent to the date hereof that would render any representation or warranty of Madison contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect.

(f)

Satisfaction of Conditions. Madison shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all of the conditions precedent to its obligations to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(i)	obtain the Madison Shareholder Approval in accordance with the policies of the TSXV;

(ii)	effect a consolidation of Madison Common Shares on a four for one basis prior to the Share Exchange;

(iii)

obtain all other consents, approvals and authorizations as are required to be obtained by Madison or its Subsidiary under any applicable Laws or from any Governmental Entity or under the rules or policies of the TSXV that would, if not obtained, materially impede the completion of the transactions contemplated by this Agreement or have a Material Adverse Effect on Madison;

(iv)

effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the transactions contemplated by this Agreement and participate, and appear in any proceedings of, any Party hereto before any Governmental Entity;

(v)

oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the transactions contemplated hereby or seeking to enjoin or delay, or otherwise adversely affecting the ability of the parties hereto to consummate, the transactions contemplated hereby, subject to the Madison Board determining in good faith after receiving advice from outside legal counsel (which may include written opinions or advice) that taking such action would be inconsistent with the fiduciary duties of such directors under applicable Laws, and provided that, immediately upon receipt of such advice, Madison advises BMG in writing that it has received such advice and provides written details thereof to BMG;

(vi)	fulfill all conditions and satisfy all provisions of this Agreement and the Share Exchange required to be fulfilled or satisfied by Madison; and

(vii)

co-operate with BMG in connection with the performance by BMG of its obligations hereunder, provided however that the foregoing shall not be construed to obligate Madison to pay or cause to be paid any monies to cause such performance to occur, other than as contemplated in this Agreement.

(g)

Keep Fully Informed. Subject to applicable Laws, Madison shall use its commercially reasonable efforts to conduct itself so as to keep BMG fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business.

(h)

Co-operation. Madison shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated hereby and take all reasonable action necessary to be in compliance with such Laws.

(i)

Representations. Madison shall use its commercially reasonable efforts to conduct its affairs so that all of the representations and warranties of Madison contained herein shall be true and correct on and as of the Closing Date as if made on and as of such date.

(j)

Closing Documents. Madison shall execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated hereby such customary agreements, certificates, opinions, resolutions and other closing documents as may be required by BMG, all in form satisfactory to BMG, acting reasonably.

(k)

Shares. Madison will issue, at the Closing Time, Madison Common Shares in accordance with the terms hereof to those Vendors who are entitled to receive Madison Common Shares pursuant to the Share Exchange.

(l)

Warrants. Madison will issue, at the Closing Time, Madison Replacement Warrants in accordance with the terms hereof to those Vendors who are entitled to receive Madison Replacement Warrants pursuant to the Share Exchange.

(m)	Listing of Shares. Until the earlier of:

(i)	the Closing Time; and

(ii)	the termination of this Agreement in accordance with Section 6.2,

Madison shall use its commercially reasonable efforts to ensure that the Madison Common Shares, are continuously listed and posted for trading on the TSXV (it being expressly acknowledged that the trading of the Madison Common Shares has been halted upon the announcement of the proposed transaction with BMG) and that the Madison Common Shares issuable upon exercise of the Madison Replacement Warrants will be listed and posted for trading on the TSXV upon issuance.

(n)	Name Change. Prior to completion of the Share Exchange, Madison shall change its name to “Battle Mountain Gold Inc.” or such other name as is approved by BMG and is acceptable to the TSXV.

(o)	Madison Board. Prior to completion of the Share Exchange, Madison shall cause its directors and officers to consist of the following:

Name	Title
Chet Idziszek	Director and President and Chief Executive Officer

Ian Brown	Chief Financial Officer and Corporate Secretary

Steven Garwin	Director

Larry Kornze	Director

4.4	Mutual Covenants

(a)

Completion of Share Exchange. Each of the Parties agrees that it shall complete the Share Exchange on the Closing Date or such date as BMG and Madison may mutually agree to and prior to the Completion Deadline.

At or before the Closing Time, the Madison Board shall approve resolutions to:

(i)	accept the resignations from the directors and officers of Madison that will no longer be serving in such capacity following the completion of the Share Exchange;

(ii)	change the composition of the Madison Board such that it will be comprised of the individuals listed in Section 4.3(o); and

(iii)	appoint the officers listed in Section 4.3(o).

(b)

Confidential Information. Each of the Parties agrees that any information as to the other Party’s financial condition, business, properties, title, assets and affairs (including any material contracts) received from the other Party as part of its due diligence investigations in connection with the transactions contemplated in this Agreement, including information which, at the time of receipt had not become generally available to the public, was not available to a Party or its representatives on a non-confidential basis before the date of the execution of this Agreement or does not become available to a Party or its representatives on a non-confidential basis from a person who is not, to the knowledge of the Party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the Party or its representatives (“confidential information”) will be kept confidential by such Party for a period of two (2) years from the date hereof. Prior to releasing any confidential information, Madison or BMG, as applicable, may require the recipient of the confidential information to enter into a mutually acceptable confidentiality agreement. No confidential information may be released to third parties without the consent of the provider thereof, except that the parties hereto agree that they will not unreasonably withhold such consent to the extent that such confidential information is compelled to be released by legal process or must be released to regulatory bodies and/or included in public documents. The provisions of this Section 4.4(b) shall survive the termination of this Agreement.

(c)

Public Statements. Until the Closing occurs, Madison will consult with BMG prior to issuing any press release or other public statement regarding the transactions contemplated in this Agreement. In addition, until the Closing occurs, Madison will obtain prior approval from BMG before issuing any press release or public statement using the names of any of its officers, directors, employees, consultants or shareholders.

(d)

Information for Information Circular. In a timely and expeditious manner, BMG shall provide to Madison all information as may be reasonably requested by Madison or as required by applicable Laws with respect to BMG and its businesses and properties for inclusion in the Information Circular to be tendered to the TSXV and circulated to the Madison Shareholders in conjunction with this Agreement and the transactions contemplated herein, and in any amendment or supplement thereto that complies in all material respects with all applicable Laws and containing all material facts relating to it required to be disclosed in such information circular, and not containing any misrepresentation (as defined under applicable securities Laws) with respect thereto. BMG shall fully cooperate with Madison in the preparation of the Information Circular and shall provide such assistance as Madison may reasonably request in connection therewith.

(e)

Amendments. In a timely and expeditious manner, BMG shall provide Madison with information as requested by Madison, acting reasonably, in order to prepare any amendments or supplements to the Information Circular (which amendments or supplements shall be in a form satisfactory to each of the BMG and Madison, acting reasonably).

(f)

Exclusive Dealing. Each of Madison, BMG and the Vendors covenants and agrees with the other Parties that, until the termination of this Agreement in accordance with Section 6.2, it will not, without prior written consent of the other Parties, directly or indirectly:

(i)	initiate, solicit, cause, facilitate or participate in any (confidential or otherwise) offer or expression of interest to sell any of its securities or assets to a third party;

(ii)

except with regard to the Share Exchange, pursue any other amalgamation, merger, arrangement, business combination or sale of assets or make any other material change to its business, capital or affairs; or

(iii)	conduct any activity otherwise materially detrimental to the Share Exchange.

Notwithstanding the foregoing, nothing herein will restrict the Parties from taking such actions as may be required in order to discharge their obligations pursuant to applicable corporate laws.

ARTICLE 5
CONDITIONS

5.1	Mutual Conditions in Favour of Madison and BMG

The respective obligations of BMG and Madison to complete the transactions contemplated herein are subject to the fulfillment of the following conditions at or before the Closing Time or such other time as is specified below:

(a)	the Madison Shareholder Approval shall have been obtained in accordance with the requirements of the TSXV;

(b)

each of the BMG Board and the Madison Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by BMG and Madison to permit the consummation of the Share Exchange and all other matters contemplated in this Agreement;

(c)

the TSXV shall have accepted notice for filing of and approved all transactions of Madison contemplated herein or necessary to complete the Share Exchange, subject only to compliance with the usual requirements of the TSXV, as applicable;

(d)

the TSXV shall have conditionally approved the listing on the TSXV of the Madison Common Shares to be issued pursuant to the Share Exchange and the Madison Common Shares issuable upon exercise of the Madison Replacement Warrants, on terms and conditions acceptable to each of the Parties, acting reasonably;

(e)

the Madison Replacement Securities to be issued to persons in the United States pursuant to the Share Exchange shall be exempt from registration requirements under the 1933 Act pursuant to Rule 506 of Regulation D under the 1933 Act; and

(f)

the distribution of the Madison Replacement Securities pursuant to the Share Exchange shall be exempt from prospectus and registration requirements under applicable securities Laws of Canada and, except with respect to persons deemed to be “control persons” of Madison under such securities Laws, such Madison Common Shares will be freely trading shares, subject to escrow provisions and/or resale restrictions under the rules of the TSXV and except for the Madison Common Shares issued to Vendors resident in or subject to the laws of the United States as contemplated in Section 2.5 of this Agreement.

The foregoing conditions are for the mutual benefit of the Madison and BMG and may be waived by mutual consent of Madison and BMG in writing at any time. No such waiver shall be of any effect unless it is in writing signed by Madison and BMG. If any of such conditions shall not be complied with or waived as aforesaid on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to Section 5.4, either of Madison or BMG may terminate this Agreement by written notice to the other Parties in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by such terminating Party.

5.2	BMG Conditions

The obligation of BMG to complete the transactions contemplated herein is subject to the fulfillment of the following additional conditions at or before the Closing Time or such other time as is specified below:

(a)

the Madison Board shall have procured duly executed resignations and releases in favour of Madison effective at the Closing Time from each director and executive officer of Madison who will no longer be serving in such capacity or capacities following completion of the Share Exchange;

(b)

the representations and warranties made by Madison in this Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), and all other representations and warranties made by Madison in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), in either case, except where any failures or breaches of representations and warranties would not either individually or in the aggregate, in the reasonable judgment of BMG, have a Material Adverse Effect on Madison, and Madison shall have provided to BMG a certificate of two officers thereof certifying such accuracy or lack of Material Adverse Effect on the Closing Date. No representation or warranty made by Madison hereunder shall be deemed not to be true and correct if the facts or circumstances which make such representation or warranty untrue or incorrect are disclosed or referred to, or provided for, or stated to be exceptions under this Agreement;

(c)	from the date of this Agreement to the Closing Date, there shall not have occurred a Material Adverse Change in respect of Madison;

(d)

Madison shall have complied in all material respects with its covenants herein and Madison shall have provided to BMG a certificate of two officers thereof, certifying that, as of the Closing Date, it has so complied with their covenants herein; and

(e)

the Madison Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by Madison and BMG to permit the consummation of the Share Exchange and the transactions to be completed by Madison pursuant to the terms of this Agreement.

The foregoing conditions are for the benefit of BMG and may be waived, in whole or in part, by BMG in writing at any time. No such waiver shall be of any effect unless it is in writing signed by BMG. If any of such conditions shall not be complied with or waived by BMG on or before the Closing Date or, if earlier, the date required for the performance thereof, then, subject to Section 5.4, BMG may terminate this Agreement by written notice to the other Parties in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by BMG.

5.3	Madison Conditions

The obligation of Madison to complete the transactions contemplated herein is subject to the fulfillment of the following additional conditions at or before the Closing Time or such other time as is specified below:

(a)

the representations and warranties made by BMG in this Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” shall be true and correct as of the Closing Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), and all other representations and warranties made by BMG in this Agreement that are not so qualified shall be true and correct in all material respects as of the Closing Date as if made on and as of such date (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date), in either case, except where any failures or breaches of representations and warranties would not either, individually or in the aggregate, in the reasonable judgment of Madison, have a Material Adverse Effect on BMG, and BMG shall have provided to Madison a certificate of two officers thereof certifying such accuracy or lack of Material Adverse Effect on the Closing Date. No representation or warranty made by BMG hereunder shall be deemed not to be true and correct if the facts or circumstances that make such representation or warranty untrue or incorrect are disclosed or referred to, or provided for, or stated to be exceptions under this Agreement;

(b)	from the date of this Agreement to the Closing Date, there shall not have occurred a Material Adverse Change in respect of BMG;

(c)

BMG shall have complied in all material respects with its covenants herein and BMG shall have provided to Madison a certificate of two officers thereof certifying that, as of the Closing Date, BMG has so complied with its covenants herein; and

(d)

the BMG Board shall have adopted all necessary resolutions and all other necessary corporate action shall have been taken by BMG to permit the consummation of the Share Exchange and the transactions to be completed by BMG pursuant to the terms of this Agreement.

The foregoing conditions are for the benefit of Madison and may be waived, in whole or in part, by Madison in writing at any time. No such waiver shall be of any effect unless it is in writing signed by Madison. If any of such conditions shall not be complied with or waived by Madison on or before the Closing Date or, if earlier, the date required for the performance thereof, then, subject to Section 5.4, Madison may terminate this Agreement by written notice to the other Parties in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Madison.

5.4	Notice and Cure Provisions

Each Party hereto shall give prompt notice to the other Parties of the occurrence, or failure to occur, at any time from the date hereof until the Closing Date, of any event or state of facts which occurrence or failure would, would be likely to or could:

(a)	cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any respect on the date hereof or on the Closing Date;

(b)	result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party on or before the Closing Date; or

(c)	result in the failure to satisfy any of the conditions precedent in favour of the other Party or Parties contained in Section 5.1, 5.2 or 5.3, as the case may be.

Subject as herein provided, a Party may:

(a)	elect not to complete the transactions contemplated hereby by virtue of any of the conditions for its benefit contained in Section 5.1, 5.2 or 5.3 not being satisfied or waived; or

(b)	exercise any termination right arising therefrom; provided, however, that:

(i)

promptly and in any event prior to the Closing Date, the Party intending to rely thereon has delivered a written notice to the other Party or Parties specifying in reasonable detail the breaches of covenants or untruthfulness or inaccuracy of representations and warranties or other matters that the Party delivering such notice is asserting as the basis for the exercise of the termination right, as the case may be; and

(ii)

if any such notice is delivered, and a Party proceeds diligently, at its own expense, to cure such matter, if such matter is susceptible to being cured, the Party that has delivered such notice may not terminate this Agreement until the lesser of ten (10) days from the date of delivery of such notice and the number of days remaining before the earlier of the Closing Date and the Completion Deadline.

5.5	Merger of Conditions

If no notice has been sent by either Party pursuant to Section 5.4 prior to the Closing Date, the conditions set out in Section 5.1, 5.2 or 5.3 shall be conclusively deemed to have been satisfied, fulfilled or waived as of the Closing Time.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1	Amendment

This Agreement may, at any time and from time to time before or after the receipt of the Madison Shareholder Approval be amended by mutual written agreement of Madison and BMG without, subject to applicable Laws, further notice to or authorization on the part of the Vendors and any such amendment may, without limitation:

(a)	change the time for the performance of any of the obligations or acts of any of the parties hereto;

(b)	waive any inaccuracies in or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify the performance of any of the obligations of any of the parties hereto; and

(d)	waive compliance with or modify any condition herein contained;

provided, however, that notwithstanding the foregoing, the share exchange rate and the warrant exchange rate set out in Sections 2.1(a) and 2.1(b), respectively, of this Agreement shall not be amended without the approval of the affected Vendors.

6.2	Termination

This Agreement may be terminated at any time prior to the Closing Time:

(a)	by mutual written agreement by BMG and Madison;

(b)	subject to Section 5.4:

(i)	by BMG, if any condition in Section 5.2 is not satisfied or waived in accordance with such section;

(ii)	by Madison, if any condition in Section 5.3 is not satisfied or waived in accordance with such section; or

(iii)	by BMG or Madison if any of the conditions in Section 5.1 for the benefit of the terminating party is not satisfied or waived in accordance with such Section 5.1;

(c)

by Madison if there is an intentional breach of the covenants of BMG or the Vendors contained herein by the Vendors or BMG or any of BMG’s directors, officers, employees, agents, consultants or other representatives, in each case, on or before the Closing Date;

(d)

by BMG if there is an intentional breach of the covenants of Madison contained herein by Madison or any of its directors, officers, employees, agents, consultants or other representatives, in each case, on or before the Closing Date; or

(e)	by any Party if the Share Exchange shall not have been completed by the Completion Deadline,

provided that any termination by a Party in accordance with the paragraphs above shall be made by such Party delivering written notice thereof to the other Party or parties hereto prior the Closing Date and specifying therein in reasonable detail the matter or matters giving rise to such termination right.

ARTICLE 7
GENERAL

7.1	Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party hereto shall be in writing and shall be delivered by hand to the Party hereto to which the notice is to be given at the following address or sent by facsimile to the following numbers or to such other address or facsimile number as shall be specified by a Party hereto by like notice. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 5:00 p.m. (local time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service of each of the parties hereto shall be as follows:

(a)	if to BMG and the Vendors:

Battle Mountain Gold Inc.
c/o Dentons Canada LLP
20th Floor, 250 Howe Street
Vancouver, BC V6C 3R8

Attention:	David Elliott (c/o Brian Abraham)
Fax:	(604) 683-5214

with a copy (which shall not constitute notice) to:

Dentons Canada LLP
20th Floor, 250 Howe Street
Vancouver, BC V6C 3R8

Attention:	Brian Abraham
Fax:	(604) 683-5214
Email:	Brian.Abraham@dentons.com

(b)	if to Madison:

Madison Minerals Inc.
300 - 1055 W. Hastings Street
Vancouver, BC V6E 2E9

Attention:	Chet Idziszek
Fax:	604 684-6024

with a copy (which shall not constitute notice) to:

Miller Thomson LLP
Robson Court, 1000 – 870 Howe Street
Vancouver, BC V6Z 2M1

Attention:	Peter McArthur
Fax:	(604) 643-1200
Email:	pmcarthur@millerthomson.com

7.2	Remedies

The Parties acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any Party or its representatives and advisors and that such breach may cause the non-breaching Party irreparable harm. Accordingly, the Parties agree that, in the event of any such breach or threatened breach of this Agreement by one of the Parties, BMG or the Vendors (if Madison is the breaching party) or Madison (if BMG is the breaching party) will be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance. Subject to any other provision hereof, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available hereunder or at law or in equity to each of the Parties.

7.3	Expenses

The Parties agree that each Party shall pay for its costs incurred in connection with this Agreement and the transactions contemplated hereby, the preparation of the Information Circular, including legal and accounting fees, printing costs, financial advisor fees and all disbursements by advisors, shall be paid by the Party hereto incurring such expense and that nothing in this Agreement shall be construed so as to prevent the payment of such expenses, whether or not the Share Exchange is completed. The provisions of this Section 7.3 shall survive the termination of this Agreement.

7.4	Time of the Essence

Time shall be of the essence in this Agreement.

7.5	Entire Agreement

This Agreement, together with the agreements and other documents herein or therein referred to, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties with respect to the subject matter hereof. There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained herein.

7.6	Further Assurances

Each Party shall, from time to time, and at all times hereafter, at the request of the other of them, but without further consideration, do, or cause to be done, all such other acts and execute and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof including, without limitation, the Share Exchange.

7.7	Governing Law

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia. The parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of British Columbia.

7.8	Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same. Delivery of an executed counterpart of the signature page to this Agreement by facsimile, email or other functionally equivalent electronic means of transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering an executed counterpart of the signature page to this Agreement by facsimile, email or other functionally equivalent electronic means of transmission to any other Party shall thereafter also promptly deliver a manually executed original counterpart of this Agreement to such other Party, but the failure to deliver such manually executed original counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

7.9	Independent Legal Advice

Each Party acknowledges that Dentons Canada LLP is acting as counsel for BMG with respect to the matters contemplated in this Agreement and Madison and each of the Vendors acknowledge having obtained, or having been given the opportunity to obtain their own independent legal advice with respect to the terms of this Agreement prior to its execution.

7.10	Waiver

No waiver or release by any Party hereto shall be effective unless in writing and executed by the Party granting such waiver or release and any waiver or release shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence. Waivers may only be granted upon compliance with the provisions governing amendments set forth in Section 6.1.

7.11	No Personal Liability

(a)

No director or officer of BMG shall have any personal liability whatsoever (other than in the case of fraud, negligence or wilful misconduct) to Madison or the Vendors under this Agreement or any other document delivered in connection with this Agreement or the Share Exchange by or on behalf of BMG.

(b)

No director or officer of Madison shall have any personal liability whatsoever (other than in the case of fraud, negligence or wilful misconduct) to BMG or the Vendors under this Agreement or any other document delivered in connection with this Agreement or the Share Exchange by or on behalf of Madison.

7.12	Enurement and Assignment

This Agreement shall enure to the benefit of the Parties and their respective successors and permitted assigns and shall be binding upon the Parties and their respective successors. This Agreement may not be assigned by any Party without the prior written consent of Madison and BMG.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

MADISON MINERALS INC.

Per:	(signed) “Chet Idziszek”
Authorized Signatory

Chet Idziszek
Name

President and Chief Executive Officer
Title

BATTLE MOUNTAIN GOLD INC.

Per:	(signed) “David Elliott”
Authorized Signatory

David Elliott
Name

Director
Title

[Signatures of Vendors to follow on next page.]

NEVADA ROYALTY CORP.
(signed) “Richard K. Andrews ”
RICHARD K. ANDREWS
		Per:	(signed) “Tim Leybold”
Authorized Signatory
HAYWOOD SECURITIES INC.
HBS FINANCIAL PLANNING LTD.
Per:	Per: (signed) “Marilyn Dryhurst”
	Authorized Signatory	Per:	(signed) “Roger Hardaker”
Authorized Signatory

	(signed) “David Elliott”	(signed) “David Elliott”

Signed by CHET IDZISZEK by his attorney, David Elliott, authorized signatory of Battle Mountain Gold Inc. pursuant to a power of attorney provided for in a Subscription Agreement dated February 18, 2014 and a Subscription Agreement dated February 28, 2014.

Signed by WILLIAM MATLACK by his attorney, David Elliott, authorized signatory of Battle Mountain Gold Inc. pursuant to a power of attorney provided for in a Subscription Agreement dated November 12, 2013.

	(signed) “David Elliott”	(signed) “David Elliott”

Signed by DONALD MCDOWELL by his attorney, David Elliott, authorized signatory of Battle Mountain Gold Inc. pursuant to a power of attorney provided for in a Subscription Agreement dated February 28, 2014.

Signed by LARRY KORNZE by his attorney, David Elliott, authorized signatory of Battle Mountain Gold Inc. pursuant to a power of attorney provided for in a Subscription Agreement dated February 28, 2014.

	(signed) “David Elliott”	(signed) “David Elliott”

Signed by BANK OF NEW YORK (NOMINEES) LIMITED by his attorney, David Elliott, authorized signatory of Battle Mountain Gold Inc. pursuant to a power of attorney provided for in a Subscription Agreement dated November 12, 2013 and a Subscription Agreement dated February 18, 2014.

Signed by NESBITT BURNS ITF PINETREE RESOURCE PARTNERSHIP by its attorney, David Elliott, authorized signatory of Battle Mountain Gold Inc. pursuant to a power of attorney provided for in a Subscription Agreement dated February 18, 2014.

SCHEDULE A

VENDORS

Name and address of Vendor	Number of Securities
Chet Idziszek 8000 Old Mine Rd Powell River, British Columbia V8A 0E9	500,000 Common Shares
Richard K. Andrews P.O. Box 1848 Crystal Bay, Nevada USA 89402	1,000,000 Common Shares 1,000,000 Warrants
William Matlack 2013 Stone Hill Circle Reno, Nevada, USA 89519	350,000 Common Shares
Bank Of New York (Nominees) Limited 209 Liverpool Road South Port, Lanes, United Kingdom PR9 2PH	1,250,000 Common Shares
Nevada Royalty Corp. 11521 N. Warren St. Hayden, Idaho, USA 83835	2,000,000 Common Shares
Haywood Securities Inc. Suite 700 200 Burrard Street Vancouver, BC V6C 3L6	8,755,000 Common Shares 1,000,000 Warrants
HBS Financial Planning Ltd. 3 Calder Court Shorebury Point Amy Johnson Way Blackpool, Lancashire FY4 2RH	15,000 Common Shares
Nesbitt Burns ITF Pinetree Resource Partnership B1 Level Securities Cage 1 First Canadian Place Toronto, Ontario, M5X 1H3	1,000,000 Common Shares

Don McDowell 2131 Stone Hill Circle Reno, Nevada, 89519	500,000 Common Shares
Larry Kornze 9530 Foothill Rd Middleton, Idaho, 83616	50,000 Common Shares
TOTAL:	15,420,000 Common Shares 2,000,000 Warrants

[The rest of this page is intentionally left blank.]

SCHEDULE B

BMG FINANCIAL STATEMENTS

See attached.

Battle Mountain Gold Inc.

Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

Battle Mountain Gold Inc.

Consolidated Financial Statements
(Expressed in Canadian Dollars)

October 31, 2013 and 2012	Page

Independent Auditor’s Report	3 – 4

Consolidated Statements of Financial Position	5

Consolidated Statements of Comprehensive Loss	6

Consolidated Statements of Cash Flows	7

Consolidated Statements of Changes in Equity	8

Notes to the Consolidated Financial Statements	9 - 26

2

INDEPENDENT AUDITORS' REPORT

To the Directors of
Battle Mountain Gold Inc.

We have audited the accompanying consolidated financial statements of Battle Mountain Gold Inc., which comprise the consolidated statements of financial position as at October 31, 2013 and 2012, and the consolidated statements of comprehensive loss, cash flows and changes in equity for the period from incorporation on April 2, 2012 to October 31, 2012 and for the year ended October 31, 2013, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

3

Opinion

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Battle Mountain Gold Inc. as at October 31, 2013 and 2012 and its financial performance and its cash flows for the period from incorporation on April 2, 2012 to October 31, 2012 and for the year ended October 31, 2013 in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes conditions and matters that indicate the existence of a material uncertainty that may cast significant doubt about the ability of Battle Mountain Gold Inc. to continue as a going concern.

Vancouver, Canada	Chartered Accountants

DATE

4

Battle Mountain Gold Inc.
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	October 31,	October 31,
	2013	2012
Assets

Current
Cash	$306,285	$39,136
	306,285	39,136
Non-current
Exploration and evaluation assets (Note 3)	356,464	54,945
Total assets	$662,749	$94,081

Liabilities

Current
Accounts payable and accrued liabilities	$158,892	$43,011
Loans from related party (Note 5)	125,347	-
	284,239	43,011

Equity

Share capital (Note 4)	621,252	-
Share subscription advances	35,000	100,000
Accumulated other comprehensive income	4,869	37
Deficit	(282,611)	(48,967)
	378,510	51,070
Total liabilities and equity	$662,749	$94,081

Nature of business and continuance of operations (Note 1)

Subsequent events (Note 10)

Approved and authorized for issue by the Board on XXXX:

“David Elliott” Director

“Richard Andrews” Director

5
The attached notes form an integral part of these consolidated financial statements.

Battle Mountain Gold Inc.
Consolidated Statements of Comprehensive Loss
(Expressed in Canadian Dollars)

		Period from
		incorporation
		on April 2,
	Year ended	2012 to
	October 31,	October 31,
	2013	2012
Expenses
Bank charges	$-	$10
Foreign exchange loss (gain)	(1,818)	937
Interest	2,744	-
Legal	77,773	28,254
Property investigation	-	19,766
Share-based payments (Notes 4 and 5)	100,000	-

Loss before other item	178,699	48,967
Write-off of exploration and evaluation assets (Note 3)	54,945	-

Loss for the period	233,644	48,967

Other comprehensive loss (income)
Exchange difference on translation of foreign operations	(4,832)	(37)

Total comprehensive loss	$228,812	$48,930

Basic and diluted loss per share	$0.09	$48,967

Weighted average number of shares outstanding - basic and diluted	2,557,809	1

6
The attached notes form an integral part of these consolidated financial statements.

Battle Mountain Gold Inc.
Consolidated Statements of Cash Flows
(Expressed in Canadian Dollars)

		Period from
		incorporation
		on April 2,
	Year ended	2012 to
	October 31,	October 31,
	2013	2012
Operating activities
Loss for the period	$(233,644)	$(48,967)
Adjustments:
Foreign exchange loss (gain)	(1,818)	937
Interest expense	2,744	-
Share-based payments	100,000
Write-off of exploration and evaluation assets	54,945	-
	(77,773)	(48,030)
Changes in non-cash working capital items:
Accounts payable and accrued liabilities	70,186	43,011
	(7,587)	(5,019)
Financing activities
Proceeds from share issuances	240,000	-
Subscription advances	35,000	100,000
	275,000	100,000
Investing activities
Exploration and evaluation assets	-	(54,648)
	-	(54,648)
Change in cash	267,413	40,333
Effect of exchange rate fluctuation on cash	(264)	(1,197)
Cash, beginning of period	39,136	-
Cash, end of period	$306,285	$39,136

Supplementary cash flow information
Interest paid (received) in cash	$-	$-
Income taxes paid in cash	$-	$-

Non-cash investing and financing activities
Shares issued for acquisition and exploration and evaluation assets	$200,000	$-
Share issue costs accrued through accounts payable and accrued liabilities	$18,748	$-
Exploration and evaluation assets through accounts payable and accrued liabilities	$26,947	$-
Exploration and evaluation assets through loans from related parties	$122,603	$-

7
The attached notes form an integral part of these consolidated financial statements.

Battle Mountain Gold Inc.
Consolidated Statements of Changes in Equity
(Expressed in Canadian Dollars)

	Share Capital
	Number of	Amount	Share	Accumulated Other	Deficit	Total
	Shares		Subscription	Comprehensive
			Advances	Income – Cumulative
				Translation Adjustment
On incorporation at April 2, 2012	-	$-	$-	$-	$-	$-
Share issuance	1	-	-	-	-	-
Share subscription advances	-	-	100,000	-	-	100,000
Loss for the period	-	-	-	-	(48,967)	(48,967)
Other comprehensive income for the period	-	-	-	37	-	37
Balance at October 31, 2012	1	-	100,000	37	(48,967)	51,070
Shares issued for exploration and evaluation assets	2,000,000	200,000	-	-	-	200,000
Shares issued for cash	4,400,000	440,000	(100,000)	-	-	340,000
Share issue costs	-	(18,748)	-	-	-	(18,748)
Share subscription advances	-	-	35,000	-	-	35,000
Share repurchased by the Company	(1)	-	-	-	-	-
Loss for the year	-	-	-	-	(233,644)	(233,644)
Other comprehensive income for the year	-	-	-	4,832	-	4,832
Balance at October 31, 2013	6,400,000	$621,252	$35,000	$4,869	$ (282,611)	$378,510

8
The attached notes form an integral part of these consolidated financial statements.

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

1.	NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Battle Mountain Gold Inc. (the "Company" or “BMG”)) was incorporated under the laws of the Province of British Columbia, Canada on April 2, 2012, and its principal business activity is the exploration of mineral properties. The Company's corporate office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia.

These financial statements are prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As at October 31, 2013, the Company had an accumulated deficit of $282,611 (2012 - $48,967) and has incurred losses since inception. The continuing operations of the Company are dependent upon obtaining necessary financing to meet the Company’s commitments as they come due and to finance future exploration and development of potential business acquisitions, economically recoverable reserves, securing and maintaining title and beneficial interest in the properties and upon future profitable production. Failure to continue as a going concern would require that assets and liabilities be recorded at their liquidation values, which might differ significantly from their carrying values. Management is of the opinion that sufficient working capital will be obtained through the issuance of additional common shares to meet the Company’s liabilities and commitments as they come due.

Although these financial statements have been prepared using IFRS (“International Financial Reporting Standards”) applicable to a going concern, the above noted conditions may cast significant doubt regarding the Company’s ability to continue as a going concern.

These financial statements do not include adjustments that would be necessary should the Company be unable to continue as a going concern. These adjustments could be material.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Statement of Compliance

The consolidated financial statements have been prepared in accordance with IFRS as issued by the International Accounting Standards Board ("IASB") and interpretations of the IFRS Interpretations Committee ("IFRIC").

(b)	Basis of Preparation

These consolidated financial statements have been prepared on a historical cost basis, except for financial instruments classified as financial assets at fair value through profit or loss, and available-for-sale shares or assets which are stated at their fair value. In addition these consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The accounting policies set out below have been applied consistently to all periods presented in these financial statements.

9

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(c)	Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Battle Mountain Gold (USA), Inc.

(d)	Non-monetary transactions

All non-monetary transactions are measured at the fair value of the asset surrendered or the asset received, whichever is more reliable, unless the transaction lacks commercial substance or the fair value cannot be reliably established. The commercial substance requirement is met when the future cash flows are expected to change significantly as a result of the transaction. When the fair value of a non-monetary transaction cannot be reliably measured, it is recorded at the carrying amount (after reduction, when appropriate, for impairment) of the asset given up adjusted by the fair value of any monetary consideration received or given. When the asset received or the consideration given up is shares in an actively traded market, the value of those shares will be considered fair value.

(e)	Foreign Currencies

These consolidated financial statements are presented in Canadian dollars. The functional currency of the Company is the Canadian dollar. The functional currency of Battle Mountain Gold (USA), Inc. is the United States dollar. The functional currency determinations were conducted through an analysis of the consideration factors identified in IAS 21, The Effect of Changes in Foreign Exchange Rates.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end and exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the period in which they arise.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

10

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(e)	Foreign Currencies (continued)

Parent and Subsidiary Companies (Group):

The financial results and position of foreign operations whose functional currency is different from the presentation currency are translated as follows:

-assets and liabilities are translated at period-end exchange rates prevailing at that reporting date; and

-income and expenses are translated at average exchange rates for the period.

Exchange differences arising on translation of foreign operations are transferred directly to the Groups foreign currency translation reserve in the statement of comprehensive income. These differences are recognized in the profit or loss in the period in which the operation is disposed of.

(f)	Financial Instruments

Non-derivative financial assets:

Financial assets are classified into one of the following categories based on the purpose for which the asset was acquired. All transactions related to financial instruments are recorded on a trade date basis. The Company's accounting policy for each category is as follows:

Financial assets at fair value through profit or loss ("FVTPL")

Financial assets are designated as at FVTPL if the Company manages such investments and makes purchase and sale decisions based on their fair value in accordance with the Company's documented risk management or investment strategy. Attributable transaction costs are recognized in profit or loss when incurred. Financial assets at fair value through profit or loss are measured at fair value, and changes therein are recognized in profit or loss.

The Company does not have any assets classified as FVTPL financial assets.

Available-for-sale financial assets ("AFS")

AFS financial assets are non-derivatives that are either designated as AFS or are not classified as (i) loans and receivables, (ii) held-to-maturity investments or (iii) financial assets as at FVTPL. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses and foreign currency differences on AFS monetary items, are recognized in other comprehensive income or loss. When an investment is derecognized, the cumulative gain or loss in the investment revaluation reserve is transferred to profit or loss.

The fair value of AFS monetary assets denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. The change in fair value attributable to translation differences that result from the amortized cost of the monetary asset is recognized in profit or loss. The change in fair value of AFS equity investments is recognized in other comprehensive income or loss.

The Company does not have any assets classified as AFS financial assets.

11

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(f)	Financial Instruments (continued)

Non-derivative financial assets (continued):

Held to maturity (“HTM”)

HTM assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Company has the positive intention and ability to hold to maturity. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition HTM assets are measured at amortized cost using the effective interest method, less any impairment losses.

The Company does not have any assets classified as HTM.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are initially recognized at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortized cost using the effective interest method, less any impairment losses.

Cash is classified as loans and receivables.

Impairment of financial assets:

When an AFS financial asset is considered to be impaired, cumulative gains or losses previously recognized in other comprehensive income or loss are reclassified to profit or loss in the period. Financial assets are assessed for indicators of impairment at the end of each reporting period. Financial assets are impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial assets, the estimated future cash flows of the investments have been impacted. For marketable securities classified as AFS, a significant or prolonged decline in the fair value of the securities below their cost is considered to be objective evidence of impairment.

For all other financial assets objective evidence of impairment could include:

  significant financial difficulty of the issuer or counterparty; or

  default or delinquency in interest or principal payments; or

  it becoming probable that the borrower will enter bankruptcy or financial re-organization.

Non-derivative financial liabilities:

The Company has the following non-derivative financial liabilities: accounts payable and other liabilities, and loans from related party.

Such financial liabilities are recognized initially at fair value net of any directly attributable transaction costs and are classified as other financial liabilities. Subsequent to initial recognition these financial liabilities are measured at amortized cost using the effective interest method.

12

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(g)	Mineral Exploration and Evaluation Expenditures

Pre -exploration Costs

Pre-exploration costs are expensed in the period in which they are incurred.

Exploration and Evaluation Expenditures

Once the legal right to explore a property has been acquired, costs directly related to exploration and evaluation expenditures (“E&E”) are recognized and capitalized, in addition to the acquisition costs. These direct expenditures include such costs as materials used, surveying costs, drilling costs, payments made to contractors and depreciation on plant and equipment during the exploration phase. Costs not directly attributable to exploration and evaluation activities, including general administrative overhead costs, are expensed in the period in which they occur.

The Company may occasionally enter into farm-out arrangements, whereby the Company will transfer part of a mineral interest, as consideration, for an agreement by the transferee to meet certain exploration and evaluation expenditures which would have otherwise been undertaken by the Company. The Company does not record any expenditures made by the transferee on its behalf. Any cash consideration received from the agreement is credited against the costs previously capitalized to the mineral interest given up by the Company, with any excess cash accounted for as a gain on disposal.

When a project is deemed to no longer have commercially viable prospects to the Company, exploration and evaluation expenditures in respect of that project are deemed to be impaired. As a result, those exploration and evaluation expenditure costs, in excess of estimated recoveries, are written off to the statement of comprehensive loss.

The Company assesses exploration and evaluation assets for impairment when facts and circumstances suggest that the carrying amount of an asset may exceed its recoverable amount.

Once the technical feasibility and commercial viability of extracting the mineral resource has been determined, the property is considered to be a mine under development and is classified as ‘mines under construction’. Exploration and evaluation assets are also tested for impairment before the assets are transferred to development properties.

As the Company currently has no operational income, any incidental revenues earned in connection with exploration activities are applied as a reduction to capitalized exploration costs.

Mineral exploration and evaluation expenditures are classified as intangible assets.

(h)	Cash and cash equivalents

Cash equivalents include highly liquid investments that are readily convertible to cash which are subject to an insignificant risk of change in value. Cash equivalents are held for the purpose of meeting short-term cash commitments rather than for investment or other purposes.

13

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)	Impairment

At the end of each reporting period the carrying amounts of the Company's assets are reviewed to determine whether there is any indication that those assets are impaired. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. The recoverable amount is the higher of fair value less costs to sell and value in use. Fair value is determined as the amount that would be obtained from the sale of the asset in an arm's length transaction between knowledgeable and willing parties. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in the profit or loss for the period. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

(j)	Share Capital

Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial liability or financial asset. The Company’s common shares, share warrants, options and flow-through shares are classified as equity instruments. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds.

Flow-through Shares

The Company will from time to time, issue flow-through common shares to finance its exploration program. Pursuant to the terms of the flow-through share agreements, these shares transfer the tax deductibility of qualifying resource expenditures to investors. On issuance, the Company bifurcates the flow-through share into i) a flow-through share premium, equal to the estimated premium, if any, investors pay for the flow-through feature, which is recognized as a liability, and ii) share capital. Upon expenses being incurred, the Company derecognizes the liability and recognizes a deferred tax liability and deferred tax expense for the amount of tax reduction renounced to the shareholders. The reduction of the premium previously recorded is recognized as a reduction of deferred tax expense.

Proceeds received from the issuance of flow-through shares are restricted to be used only for Canadian exploration expenses (as defined in the Tax Act).

The Company may also be subject to a Part XII.6 tax on flow-through proceeds renounced under the Lookback Rule, in accordance with the Tax Act. When applicable, this tax is accrued as a financial expense until paid.

14

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(k)	Share-based Payment Transactions

Where equity-settled share options are awarded to employees, the fair value of the options at the date of grant is charged to the statement of comprehensive loss over the vesting period. Performance vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Non-vesting conditions and market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether these vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition or where a non-vesting condition is not satisfied.

Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the statement of comprehensive loss over the remaining vesting period.

Where equity instruments are granted to employees, they are recorded at the fair value of the equity instrument granted at the grant date. The grant date fair value is recognized in comprehensive loss over the vesting period, described as the period during which all the vesting conditions are to be satisfied.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received in the statement of comprehensive loss, unless they are related to the issuance of shares. Amounts related to the issuance of shares are recorded as a reduction of share capital.

When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model. The expected life used in the model is adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioral considerations.

All equity-settled share-based payments are reflected in reserves, until exercised. Upon exercise, shares are issued from treasury and the amount reflected in reserves is credited to share capital, adjusted for any consideration paid.

15

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(l)	Valuation of warrants

The Company has adopted the residual value method with respect to the valuation of warrants issued as part of a private placement unit. The residual value method allocates the net proceeds to the common shares up to their fair value, as determined by the current quoted trading price on the announcement date, and the balance, if any, to the attached warrants. The fair value attributed to the warrants, if any, is recorded as warrants in the equity section.

(m)	Income Taxes

Income tax on the profit or loss for the periods presented comprises current and deferred tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized in other comprehensive income or loss or directly in equity, in which case it is recognized in other comprehensive income or loss or equity.

Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax is provided using the liability method, providing for unused tax loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit; and differences relating to investments in subsidiaries, associates, and joint ventures to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the end of the reporting period applicable to the period of expected realization or settlement.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

Additional income taxes that arise from the distribution of dividends are recognized at the same time as the liability to pay the related dividend.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

16

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(n)	Restoration, Rehabilitation, and Environmental Obligations

An obligation to incur restoration, rehabilitation and environmental costs arises when environmental disturbance is caused by the exploration or development of exploration and evaluation assets. Such costs arising from the decommissioning of plant and other site preparation work, discounted to their net present value, are provided for and capitalized at the start of each project to the carrying amount of the asset, along with a corresponding liability as soon as the obligation to incur such costs arises. The timing of the actual rehabilitation expenditure is dependent on a number of factors such as the life and nature of the asset, the operating license conditions and, when applicable, the environment in which the mine operates.

Discount rates using a pre-tax rate that reflects the time value of money are used to calculate the net present value. These costs are charged against profit or loss over the economic life of the related asset, through amortization using either the unit-of-production or the straight line method. The corresponding liability is progressively increased as the effect of discounting unwinds creating an expense recognized in profit or loss.

Decommissioning costs are also adjusted for changes in estimates. Those adjustments are accounted for as a change in the corresponding capitalized cost, except where a reduction in costs is greater than the unamortized capitalized cost of the related assets, in which case the capitalized cost is reduced to nil and the remaining adjustment is recognized in profit or loss.

The operations of the Company have been, and may in the future be, affected from time to time in varying degree by changes in environmental regulations, including those for site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company are not predictable.

The Company has no material restoration, rehabilitation and environmental obligations as the disturbance to date is insignificant.

(o)	Loss per Share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted loss per share does not adjust the loss attributable to common shareholders or the weighted average number of common shares outstanding when the effect is anti-dilutive.

17

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(p)	Significant Accounting Estimates and Judgments

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the end of the reporting period, that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

i.	the carrying value and the recoverability of the carrying value of the exploration and evaluation assets included in the statements of financial position.
ii.	Share-based payment – The fair value of share-based payment is measured as the difference between share price issued to arms-length person and the share price issued to the founders of the Company.

Critical accounting judgments

Critical accounting judgments are accounting policies that have been identified as being complex or involving subjective judgments or assessments. The Company made the following critical accounting judgments:

i.

The determination of whether technical feasibility and commercial viability can be demonstrated for its exploration and evaluation assets. Once technical feasibility and commercial viability of a property can be demonstrated, it is reclassified from exploration and evaluation assets and subject to different accounting treatment. As at October 31, 2013, management had determined that no reclassification of exploration and evaluation assets was required.

ii.

The determination of functional currency. In accordance with IAS 21 “The Effects of Changes in Foreign Exchange Rates”, management determined that the functional currency of Battle Mountain Gold (USA), Inc. is US dollars and for Battle Mountain Gold Inc., the functional currency is Canadian dollars, as these are the currencies of the primary economic environment in which the companies operate.

18

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(q)	New Accounting Policies Not Yet Adopted

Certain new accounting standards and interpretations have been published that are not mandatory for reporting periods in the year ended October 31, 2013. Management has decided against early adoption of these standards. Management’s assessment of the impact of these new standards and interpretations is set out below:

IFRS 9 – ‘Financial Instruments’
This standard and its consequential amendments are indefinitely postponed with no effective date. This standard introduces new classification and measurement models for financial assets, using a single approach to determine whether a financial asset is measured at amortized cost or fair value. To be classified and measured at amortized cost, assets must satisfy the business model test for managing the financial assets and have certain contractual cash flow characteristics. All other financial instrument assets are to be classified and measured at fair value. This standard allows an irrevocable election on initial recognition to present gains and losses on equity instruments (that are not held-for-trading) in other comprehensive income, with dividends as a return on these investments being recognised in profit or loss.

In addition, those equity instruments measured at fair value through other comprehensive income would no longer have to apply any impairment requirements nor would there be any ‘recycling’ of gains or losses through profit or loss on disposal. The accounting for financial liabilities continues to be classified and measured in accordance with IAS 39, with one exception, being that the portion of a change of fair value relating to the entity’s own credit risk is to be presented in other comprehensive income unless it would create an accounting mismatch.

IFRS 10 - ‘Consolidated Financial Statements’
This standard replaces the part of IAS 27: ‘Consolidated and Separated Financial Statements’ and applies for the annual period beginning January 1, 2013. This new standard introduces a new definition of control that determines which entities are consolidated. This new definition of control may potentially lead to the consolidation of entities that were not previously consolidated resulting in additional assets and liabilities recorded in the financial statements. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

IFRS 11 - ‘Joint Arrangements’
This standard replaces IAS 31: ‘Interest in Joint Ventures’ and applies for annual periods beginning on or after January 1, 2013. This new standard introduces new rules which classify joint arrangements as either a joint operation or joint venture. Under the new standard, proportionate consolidation is not allowed and all joint ventures must be equity accounted. All joint arrangements held by the Company will need to be reassessed to determine whether the joint operation or joint venture classification is appropriate, and the potential impacts of a change on the presentation of the consolidated financial statements. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

19

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(q)	New Accounting Policies Not Yet Adopted (continued)

IFRS 12 - ‘Disclosure of Interests in other Entities’
This new standard is applicable for annual reporting periods beginning on or after January 1, 2013. This standard clarifies the disclosure requirements for all forms of interests in other entities including joint arrangements, associates, special purpose vehicles and other off balance sheet vehicles. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

IFRS 13 - ‘Fair Value Measurement’
This new standard is applicable for annual reporting periods beginning on or after January 1, 2013. This standard establishes a single course of guidance for determining the fair value of assets and liabilities. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

IFRS 7 – ‘Financial Instruments Disclosures’
IFRS 7 add and amend disclosure requirements about transfers of financial assets, including the nature of the financial assets involved and the risks associated with them. The adoption of IFRS 7 will increase the disclosure requirements when an asset is transferred but is not utilized and new disclosure required when assets are utilized but there is a continuing exposure to the asset after the sale. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

IAS 27 - ‘Separate Financial Statements’
IAS 27 addresses accounting for subsidiaries, jointly controlled entities and associates in non-consolidated financial statements. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

IAS 28 - ‘Investments in Associates and Joint Ventures’
IAS 28 has been amended to include joint ventures in its scope and to address the changes in IFRS 10 – 13. This standard will be adopted on November 1, 2013 and adoption of this standard is expected to have no significant impact on the financial statements.

IAS 32 - ‘Financial Instruments: Presentation’
IAS 32 amendment provides clarification on the application of offsetting rules. The amendments are effective for annual periods beginning on or after January 1, 2014. This standard will be adopted on November 1, 2014 but the impact of its adoption is yet to be assessed.

IAS 36 – “Impairment of Assets”
On May 29, 2013, the IASB made amendments to the disclosure requirements of IAS 36, requiring disclosure, in certain instances, of the recoverable amount of an asset or cash generating unit, and the basis for the determination of fair value less costs of disposal, when an impairment loss is recognized or when an impairment loss is subsequently reversed. These amendments are effective for annual periods beginning on or after January 1, 2014.

20

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

3.	EXPLORATION AND EVALUATION ASSETS

Phoenix Joint Venture

The Company entered into an option agreement dated March 13, 2013, amended October 23, 2013, with Nevada Royalty Corp. (formerly Great American Minerals, Inc.) for an exclusive option to acquire a 40% right, title and interest in mining claims located in Battle Mountain Mining District in Lander County, Nevada, USA (the "Phoenix Joint Venture").

To exercise this option, the Company must make cash payments and issue Common Shares to Nevada Royalty Corp. as follows.

Date	Cash Payments	Common Share Issuances
Issued on the date of Option Agreement	$50,000 (paid)	2,000,000 Common Shares (issued)
September 13, 2013	$50,000 (paid)
September 13, 2014	$1,600,000 **

** At the sole discretion and option of the Company, payment of $1,600,000 may be made in either cash or in common shares of the Company, or in the case of a reverse take-over, common shares of the resulting public company bearing any applicable legends and restrictions as required by applicable securities laws, at a share price equal to the lesser of: (1) in the case of an initial public offering, the initial public offering share price; (2) the market price; and (3) $0.40 per share.

The Phoenix Joint Venture property is subject to an advanced minimum royalty payment of USD$60,000 per annum, which may be credited against certain production royalties.

Plumas Mine

On April 24, 2012, the Company entered into a property agreement with Americas Gold Exploration Inc. (“AGE”) to have conveyed AGE’s Plumas Mine group of patented mining claims and have assigned AGE’s interest in the Filippini Lease.

For the conveyance of the mining claims and the assignment of the lease, the Company will pay or distribute the following consideration to AGE:

Date	Cash Payments	Common Share Issuances
May 24, 2012	US$55,000 (paid)
Upon receiving consent from regulatory authorities		2,000,000 Common Shares

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Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

3.	EXPLORATION AND EVALUATION ASSETS (continued)

Plumas Mine (continued)

In addition, the Company agreed to grant the President and CEO of AGE the exclusive non-transferable option to purchase 500,000 shares of the Company at a cost of $0.10 per share which may be exercised on the earlier of (1) TSX Venture Exchange approval or (2) June 30, 2012.

On February 7, 2013, the Company executed a mutual release agreement whereby the Property Agreement with AGE was terminated. The Company will not issue 2,000,000 common shares to AGE and will not grant the option to purchase 500,000 shares of the Company to the President and CEO of AGE. The US$55,000 payment will be retained by AGE. Furthermore, prior to the Company’s proposed reverse take over transaction (“RTO”) with Madison Minerals Inc., the Company agrees to issue 500,000 shares (subsequently issued, see note 10) to the President and CEO of AGE. Should the RTO fail to complete, the 500,000 common shares will be returned to the Company.

As a result of the termination of the Property Agreement, all the costs related to the property agreement were written-off in the year ended October 31, 2013.

	Phoenix	Plumas	Total
Balance at April 2, 2012	$-	$-	$-
Acquisition costs – cash	-	54,648	54,648
Foreign exchange	-	297	297
Balance at October 31, 2012	-	54,945	54,945
Acquisition costs
Shares issued	200,000	-	200,000
Cash	100,000	-	100,000
Claim maintenance	22,785	-	22,785
Field expenses	29,647	-	29,647
Foreign exchange	4,032	-	4,032
Write-off of costs	-	(54,945)	(54,945)
Balance at October 31, 2013	$356,464	$-	$356,464

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Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

4.	SHARE CAPITAL

(a)	Share capital

Authorized: unlimited number of common shares with no par value.

Transactions for the issue of share capital during the years ended October 31, 2013 and 2012:

On April 2, 2012, the Company issued 1 common share at $0.10 which was repurchased by the Company on October 31, 2013.

On March 13, 2013, the Company issued 2,000,000 common shares valued at $0.10 per share to Nevada Royalty Corp. in accordance with the option agreement on the Phoenix Joint Venture.

On March 21, 2013, the Company issued 2,000,000 units at a price of $0.05 per unit in connection with a Founders’ financing for gross proceeds of $100,000. Each unit consisted of one common share and one warrant, each of which entitles the holder to purchase an additional common share at a price of $0.15 until March 21, 2018. In connection with the issuance of founders shares, the Company recognized share-based payments of $100,000 related to the fair value of the shares issued. The fair value of share-based payment is measured as the difference between share price issued to arms-length person and the share price issued to the founders of the Company.

On October 22, 2013, the Company issued 2,400,000 common shares at a price of $0.10 per share for gross proceeds of $240,000 of which $100,000 was received in the period ended October 31, 2012.

(b)	Warrants

At October 31, 2013, the Company had outstanding purchase warrants exercisable to acquire 2,000,000 shares as follows:

Number	Weighted Average	Weighted Average	Expiry Date
	Exercise Price	Remaining Life (Years)
2,000,000	$0.15	4.39	March 21, 2018

The Company did not have outstanding purchase warrants exercisable at October 31, 2012.

5.	RELATED PARTY BALANCES AND TRANSACTIONS

Key management compensation is as follows:

	October 31,	October 31,
During the period ended	2013	2012
Share-based payments to directors	$87,500	$-

Loans from related party

During the year ended October 31, 2013, the Company received unsecured loans from a director. The loans bear interest at 6% per annum and are due on demand. Interest expense of $2,744 (2012 - $nil) was charged on the loans. Subsequent to October 31, 2013, the loans were repaid in full.

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Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

6.	SEGMENTED INFORMATION

The Company’s activities are all in the one industry segment of exploration and evaluation property acquisition, exploration and development.

Exploration and evaluation assets are located in the United States.

7.	FINANCIAL RISK MANAGEMENT

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board approves and monitors the risk management processes. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit Risk
Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The Company believes it has no significant credit risk.

Liquidity Risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations when they become due. As of October 31, 2013 the Company has a working capital of $22,046 (2012 – working capital deficiency of $3,875) and management understands they will need to continue raising capital through equity markets to ensure the Company can meet its financial obligations as they become due.

Foreign exchange risk
The Company’s functional currencies are the Canadian and US dollars. There is a foreign exchange risk to the Company as some of its future exploration and evaluation property interests and resulting commitments are located in the United States. Management monitors its foreign currency balances and makes adjustments based on anticipated need for currencies. The Company does not engage in any hedging activities to reduce its foreign currency risk.

Interest rate risk
The Company is subject to interest rate risk with respect to its investments in cash. The Company's policy is to invest cash at fixed rates of interest and cash reserves are to be maintained in cash and cash equivalents in order to maintain liquidity, while achieving a satisfactory return for shareholders. Fluctuations in interest rates when the cash and cash equivalents mature impact interest income earned. The Company is not exposed to significant interest rate risk.

Commodity price risk
While the value of the Company's exploration and evaluation assets is related to the price of gold and other minerals, the Company currently does not have any operating mines and hence does not have any hedging or other commodity based risks with respect to its operational activities.

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Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

7.	FINANCIAL RISK MANAGEMENT (continued)

Fair value
The fair value of the Company's financial assets and liabilities approximates the carrying amount due to the short-term nature. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•      Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;
•      Level 2 - Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
•      Level 3 - Inputs that are not based on observable market data.

Gold and other mineral prices have historically fluctuated widely and are affected by numerous factors outside of the Company's control, including, but not limited to, industrial and retail demand, central bank lending, forward sales by producers and speculators, levels of worldwide production, short-term changes in supply and demand because of speculative hedging activities, and certain other factors related specifically to gold.

8.	CAPITAL MANAGEMENT

The Company’s objective when managing capital is to safeguard the entity’s ability to continue as a going concern.

In the management of capital, the Company monitors its adjusted capital which comprises all components of equity.

The Company sets the amount of capital in proportion to risk. The Company manages its capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue common shares through private placements. The Company is not exposed to any externally imposed capital requirements.

No changes were made to capital management during the periods ended October 31, 2013 and 2012.

9.	INCOME TAXES

A reconciliation of income taxes at statutory rates with reported taxes is as follows:

For the period ended	October 31, 2013	October 31, 2012
Loss before income taxes	$(233,644)	$(48,967)
Statutory tax rate	25%	25%
Income tax recovery	(58,000)	(12,000)
Non deductible items	25,000	-
Effects of tax rate change and rate difference in other jurisdiction	(6,000)	(3,000)
Tax benefits not recognized	39,000	15,000
Total income tax expense	$-	$-

25

Battle Mountain Gold Inc.
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
October 31, 2013 and 2012

9.	INCOME TAXES (continued)

Deferred Tax Assets

The nature and tax effect of the temporary differences giving rise to the deferred tax assets at October 31, 2013 and October 31, 2012 are summarized as follows:

	October 31, 2013	October 31, 2012
Exploration and evaluation assets	$20,000	$-
Non-capital losses carried forward	36,000	15,000
Share issue costs	4,000	-
Unrecognized Deferred tax assets	$60,000	$15,000

The Company has non-capital loss carryforwards in Canada and net operating losses in the United States totaling $128,000 (2012 - $49,000) which are available to reduce taxable income in each country respectively, if not utilized, expiring between 2032 and 2033. The Company also has exploration and evaluation assets of $57,000 (2012 - $55,000) and share issue costs of $15,000 (2012 - $nil) that have no expiry date and expire by 2018, respectively.

10.	SUBSEQUENT EVENTS

a)

Subsequent to the year end, the Company closed two private placements of 8,250,000 common shares at a price of $0.10 per common share for gross proceeds of $825,000, and issued 270,000 common shares as finder’s fees.

b)	The Company issued 500,000 common shares to AGE pursuant to the mutual release agreement (Note 3).

c)

In March 2014, the Company and its securityholders (the “BMG Securityholders”) entered into a Share Exchange Agreement with Madison Minerals Inc. (“Madison”) pursuant to which, if approved by the TSX Venture Exchange and the shareholders of Madison, the BMG Securityholders will transfer all of its common shares of the Company in exchange for common shares of Madison on a 1:1 ratio. Warrants of BMG (“BMG Warrants”) will be cancelled and each holder of BMG Warrants will be issued Madison replacement warrants that entitle the holder to acquire that number of common shares of Madison that is equal to the number of common shares of BMG that such holder was entitled to acquire under the BMG Warrants previously held. The transaction constitutes a Reverse Takeover under the policies of the TSX Venture Exchange and will result in the shareholders of BMG owning approximately 58% of the issued and outstanding common shares of the resulting issuer, which will have the potential to own 100% of the Lewis Property once the Option is exercised.

Madison is in the business of mineral exploration and development. Madison, through its wholly owned US subsidiary, Madison Enterprises (Nevada) Inc. (“Madison US”), holds a 60% participating interest in the Phoenix Joint Venture, a joint venture under the laws of the State of Nevada consisting of Madison US and NRC. The Phoenix Joint Venture currently holds a 100% interest in the Lewis Property.

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